UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.   )

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☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

Target Corporation
(Name of Registrant as Specified In Its Charter)

Pershing Square, L.P.
Pershing Square II, L.P.
Pershing Square IV Trade-Co, L.P.
Pershing Square IV-I Trade-Co, L.P.
Pershing Square International, Ltd.
Pershing Square International IV Trade-Co, Ltd.
Pershing Square International IV-I, Ltd.
Pershing Square Capital Management, L.P.
PS Management GP, LLC
Pershing Square GP, LLC
Pershing Square Holdings GP, LLC
William A. Ackman
Michael L. Ashner
James L. Donald
Ronald J. Gilson
Richard W. Vague
Ali Namvar
Roy J. Katzovicz
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 1, 2009

Dear Fellow Target Shareholder:

Pershing Square has been a substantial shareholder of Target for more than two years. Based on recent market prices, we own approximately $1 billion of Target’s common stock (3.3% of the shares outstanding) and approximately $280 million in call options (4.5% of the shares outstanding)(1). Recently, we nominated five independent director candidates for election at Target’s upcoming 2009 Annual Meeting of Shareholders. We did so because we believe that adding individuals with directly relevant experience to Target’s board of directors will help make Target a stronger, more profitable, and more valuable company. We refer to our slate as the Nominees for Shareholder Choice.

Despite the fact that Target’s two principal business lines are retail and credit cards, Target in our view currently has no independent directors with senior, CEO-level operating experience dedicated to either of these two businesses.(2) Similarly, despite the fact that Target is one of the largest owners of retail real estate in the country, we believe that there are no independent directors on the company’s board who have CEO-level real estate expertise. The board also has no significant shareholder representation, with the current directors owning less than 0.3% of the company’s outstanding common stock. As such, we believe that the current board is suboptimal from a shareholder and corporate governance perspective.

Target’s board is comprised of business professionals with experience in a variety of industries. We believe, however, that an effective board should be comprised not only of high quality individuals with diverse experience, but also those with specifically relevant expertise in the company’s core business lines and major assets. In our opinion, even with the best management team, a company must have directors who can draw upon their own experience to challenge, help shape, or otherwise add value to management’s operating or strategic plans. We also think it is essential that major owners are represented on a board so that the shareholder’s voice is adequately heard.

From the beginning of the fourth quarter of 2007 to the day prior to our announcement of our proposed slate, Target stock declined by 51% to $28.83. Over the same period, the stock of Wal-Mart, Target’s principal competitor, appreciated 11%, a 60 percentage point outperformance. We believe that Target’s substantial negative returns to its shareholders are reflective of its operating underperformance compared with Wal-Mart. Since the fourth quarter of 2007, Wal-Mart has outperformed Target on key operating metrics, including growth in retail revenues, same-store sales, and earnings per share.

While Wal-Mart has experienced strong results, Target has suffered same-store sales and profit declines. In addition, Target’s credit card performance has been poor with annual net write-offs rising to $811 million or approximately 9.3% of average receivables in 2008, compared to 5.9% of average receivables in 2007. In contrast, because Wal-Mart partnered with a financial institution for its store credit card years ago, it does not own credit card receivables, nor does it have the material credit and funding risks associated with these assets.

(1) Unless and until these options are exercised, the underlying shares do not carry voting rights.
(2) Pershing Square defines CEO-level operating experience and expertise as experience in a specific line of business with the director having served as the CEO of a company in that business for a meaningful period of time during his or her career. Pershing Square’s view is not only based on the length of time served by a specific director in the relevant business line, but also on the extent, nature and specialization of each director’s service and the principal responsibilities during that service.

While the current recessionary environment has been more favorable to Wal-Mart, we note that even measured on a 10-year trailing basis ending on the day prior to the announcement of our proposed slate, Wal-Mart’s stock price outperformed Target’s stock price by approximately 18%. Despite these results, we are shareholders of Target, not Wal-Mart, because we believe that Target has substantial unrealized potential. We believe the company has strong management, talented and hard-working employees, valuable assets, and one of the country’s greatest brands. We believe, however, that Target’s current board composition is suboptimal. On this point, Wal-Mart makes for an interesting comparison.

Wal-Mart operates in one principal line of business — general merchandise retailing. From the composition of Wal-Mart’s board, one can conclude that Wal-Mart believes that having independent directors with relevant experience is important. After being criticized for years for its apparel offering, in 2007 Wal-Mart appointed Allen Questrom, former CEO of JCPenney, to its board. Mr. Questrom is widely considered to be one of the country’s strongest apparel retail executives, having completed the successful turnarounds of JCPenney and Barney’s New York, as well as having served as Chairman and CEO of Federated Department Stores and Neiman Marcus. In 2006, Wal-Mart appointed Roger Corbett to its board. Mr. Corbett is the retired CEO and Group Managing Director of Woolworths Limited, the largest retail company in Australia whose principal business lines include food retailing, general merchandising, and consumer electronics.

While Wal-Mart owns a lower percentage of its stores than Target, its board includes an experienced real estate executive. Last year, Arne Sorenson, the EVP and CFO of Marriott International, became a director of Wal-Mart, bringing significant real estate expertise to Wal-Mart’s board.

While Wal-Mart has a number of independent directors with a wealth of retail and real estate knowledge, we believe that comparable expertise is notably absent on the Target board. In light of the difficult economic and competitive environment and the important strategic decisions the company will face in ensuing years, we believe that it is essential for Target’s board to include directors with relevant expertise. To that end, we have identified a number of independent directors to serve on Target’s board with expertise in each of the company’s principal business lines and assets.

Retail

Food retailing represents a critical strategic growth initiative for Target. In our view, Target’s more limited food offering partially explains why Target’s same-store-sales growth rate has been considerably weaker than Wal-Mart’s in every quarter since the fourth quarter of 2007. We and the company believe that an expanded food presence can help Target increase the frequency of visits from its customers and generate higher and more predictable sales.

Our nominee, Jim Donald, has over 30 years of experience in food retailing. Prior to becoming the CEO of Starbucks, Jim served as the Chairman and CEO of Pathmark and President and Manager of Safeway’s Eastern division. Jim began his grocery career from the ground floor, joining Albertson’s in 1976 where he quickly rose through its managerial ranks. In 1991, Jim was handpicked by Sam Walton to build out Wal-Mart’s presence in the grocery business. At Wal-Mart, Jim was a key executive in the development and expansion of the Wal-Mart Supercenter.

Given his leadership skills and his extensive career in food retailing, we believe that, if elected, Jim would be an ideal addition to Target’s board, particularly as the company expands its SuperTarget footprint and pursues its strategic objectives in the food category.

Credit Cards

In early August 2007, we met with Target to discuss our concerns regarding the credit and funding risks associated with its credit card segment. Despite Target’s previous publicly stated resistance to selling its credit card assets, we encouraged the company to pursue a credit card partnership transaction with a large financial institution and transfer the substantial majority of the credit and funding risks associated with these assets. While the company ultimately completed a sale of 47% of its credit card receivables to JPMorgan Chase in May 2008, the transaction was, in economic substance, a non-recourse financing. As a result, Target remains exposed to first-loss credit risk on these “sold” assets. In addition, the company retains 100% of the credit and funding risks of the 53% of receivables it continues to own in addition to the obligation to fund the future growth of these assets.

As such, we believe that credit risk and funding risk remain major concerns for the company. Despite these risks, we believe no one on the Target board has CEO-level credit card operating experience who can help the company assess these risks, develop alternative solutions to problems, and make suggestions to improve the operations of this segment.

Our nominee, Richard Vague, has over 30 years of experience in the credit card and payment processing business. Richard served as Chairman and CEO of First USA, a company that he co-founded in 1984, which grew from a start-up to the single largest Visa credit card issuer in the United States when it was sold to Bank One in 1997. Under his leadership, First USA grew from $200 million in loans and 250 employees to $70 billion in loans and 22,000 employees.

Richard also served as the CEO of Juniper Financial, a direct consumer credit card bank that he co-founded and later sold to Barclays Bank Delaware in 2004 where he served as CEO of the business subsequent to the sale. Both Juniper Financial and Barclays Bank Delaware became leaders in the credit card business under Richard’s leadership.

Based on his experience, we believe that Richard is one of the best credit card industry executives in the world. We are confident that, if elected, Richard’s extensive experience, judgment, and relationships would help Target navigate through the current financial crisis.

Real Estate

Target is one of the largest retail real estate owners in the country owning more than 200 million square feet of retail real estate. Compared with other major retailers, Target owns outright a substantially greater percentage of its stores. Because of the greater stability of the cash flows generated from real estate, real estate income typically receives a much higher valuation than retail income in the market.

We believe that the market does not assign Target a greater overall valuation than other retailers which own a much smaller percentage of their real estate. In our view, this presents a potential opportunity worthy of further exploration by the company, its board, and management. We believe, however, that Target’s board’s ability to assess potential real estate strategic alternatives is limited by the fact that no current member of the board has the CEO-level real estate expertise which is necessary to analyze these potential opportunities.

Our nominee, Michael Ashner, is a senior executive in the real estate investment and management businesses. He is currently the Chairman and CEO of Winthrop Realty Trust, a NYSE-listed REIT. In addition, Michael is Chairman and CEO of Winthrop Realty Partners, L.P., a privately held property management firm which manages more than 20 million square feet of commercial real estate, including over 11 million square feet owned by Michael and his affiliates.

Since 1991, Michael and his team have acquired and/or managed more than $12 billion of real estate in 45 states, including more than 85,000 apartment units, 50 million square feet of office, retail and industrial space, and 10,000 hotel rooms. Michael and his team have managed more than 500 partnerships, at least 40 of which were public companies with over 100,000 investors, including five separate publicly-traded REITs.

Previously, Michael served as Executive Chairman of Lexington Realty Trust, a NYSE-listed REIT, and was Chairman and CEO of Shelbourne Properties family of REITs. In addition, since 1981, Michael has been the President and principal shareholder of Exeter Capital Corporation, a real estate investment banking firm.

We believe that, if elected, Michael’s wealth of real estate investment and operating experience would help provide Target’s board with the knowledge it needs to evaluate Target’s real estate operations and strategy.

Shareholder Representation and Corporate Governance

We believe that Pershing Square’s other two nominees including myself and Ronald Gilson would do much to improve Target’s governance. As the founder and manager of private investment funds whose largest investment is Target — Pershing Square is the third largest beneficial owner of the Company’s common stock with a 7.8% stake, consisting of 3.3% in shares of common stock (approximately $1 billion in market value) and 4.5% in stock-settled call options (approximately $280 million in market value)(3) — I will bring the perspective of a large owner that is currently absent from Target’s board. In our view, Pershing Square has established a track record of creating shareholder value in publicly-held retail and consumer companies including Sears Roebuck & Company, Wendy’s International, McDonald’s Corporation, Sears Canada and most recently, Longs Drug Stores Corporation, as explained in more detail in the enclosed proxy statement.

We believe that Ron Gilson is one of our country’s preeminent thinkers on corporate governance. With a joint appointment at Stanford and Columbia University law schools, Ron has dedicated his career to the study and advancement of corporate governance. As a fellow of the American Academy of Arts and Sciences and the European Corporate Governance Institute, among other notable appointments, Ron has been recognized as a thought leader on corporate governance. Ron has significant board experience serving as the independent Chairman of the Boards of Directors for certain of the American Century Mutual Funds, with funds under management of more than $26 billion.

We believe that, if elected, Ron’s extensive academic and real world experience as an independent board chair would ensure fair process, fair dealing, and diligent care for the benefit of all shareholders.

Credit Ratings

We agree with management that Target’s strong investment grade credit ratings are an important strategic asset for the company. As such, if I am elected as a director, I do not intend to support any action that will impair the company’s credit ratings.

In our view, Target can be an enormously valuable company without the need to over-leverage its business. In fact, over the next several years, we believe that positioning the company so that it can increase its access to capital may allow it to take advantage of distressed real estate opportunities that could result from the current shakeout in the retail industry.

Corporate Elections

I have always found it astonishing that in the most democratic nation in the world, elections for the boards of U.S. public companies are generally uncontested. Shareholders are offered the opportunity to vote for one director for each seat handpicked by the incumbent board or by company management. Shareholders can typically vote only in favor of the selected director or withhold their vote.

In the political realm, we see analogous elections only in the Third World and in dictatorships. We are not going to solve this problem today, but at Pershing Square’s expense we have created the opportunity for shareholders to choose between the company’s incumbent directors and a new independent slate that we have identified.

I ask that you compare the relative merits of each of our proposed directors with the incumbents that are up for election. Please ask yourself whether the company will be best served with the incumbent directors, or with the fresh perspectives of five new independent directors with extensive expertise in each of Target’s main business lines and assets, or who otherwise bring a strong shareholder and corporate governance perspective to the company.

Based on our reading of Target’s Restated Articles of Incorporation, Target’s board has 13 seats of which 12 are currently occupied. At the upcoming meeting, based on our interpretation of Target’s Restated Articles of Incorporation, the company is asking shareholders to determine the size of the board by voting to reduce the size of the board from 13 to 12 seats. If shareholders were to accept management’s recommendation and reduce the size of the board, only four directors can be elected at this election. If the size of the board is reduced, shareholder votes for one of our nominees will not be counted, nor can this candidate be elected. We cannot conceive of a good reason to reduce the size of the board, for it will curtail the ability of shareholders to add strong board

(3) Unless and until these options are exercised, the underlying shares do not carry voting rights.

candidates of their choosing to the current board. As such, we urge you to vote against Target’s board reduction proposal.

To assist you in assessing our candidates, we are offering you the opportunity to meet our proposed directors in person and ask them any questions that you may have. On Monday, May 11, 2009, we intend to hold a Town Hall Meeting at 11:00 a.m. Eastern Daylight Savings Time, at the AXA Equitable Auditorium, 787 Seventh Avenue (between 51st and 52nd Streets), New York, New York, where you can meet each of our nominees. If you cannot attend the Town Hall Meeting in person, a live webcast of the Town Hall Meeting will be available at www.TGTtownhall.com. This webcast will be available for replay until the Annual Meeting.

I look forward to seeing you on May 11th as well as on May 28th at the 2009 Annual Meeting in Wisconsin. Please make sure to complete, sign and return the enclosed GOLD proxy card so that your support for the Nominees for Shareholder Choice can be counted.

If you have questions about any of the above, please contact me at (212) 813-3700.

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

Sincerely,

William A. Ackman

v

PERSHING SQUARE PROXY STATEMENT
2009 ANNUAL MEETING OF SHAREHOLDERS OF TARGET CORPORATION

This proxy statement is being furnished to the shareholders of Target Corporation, a Minnesota corporation, with its principal executive offices at 1000 Nicollet Mall, Minneapolis, Minnesota 55403, which we sometimes refer to as Target or the company, in connection with the solicitation of GOLD proxies by Pershing Square for use at the 2009 Annual Meeting of Shareholders of Target (including any adjournments, continuations or postponements thereof and any meeting held in lieu thereof), which we refer to as the 2009 Annual Meeting, which is scheduled to be held at the Target Store, 1250 West Sunset Drive, Waukesha, Wisconsin on Thursday, May 28, 2009, at 1:00 p.m. Central Daylight Time.

We are soliciting your proxy for the 2009 Annual Meeting regarding the following proposals:

1.	To vote against Target’s proposal to determine that the number of director’s constituting the board of directors of Target, which we refer to as the board, is 12, rather than 13 (we refer to this proposal as the board reduction proposal);

2A.	To elect our nominees William A. Ackman, Michael L. Ashner, James L. Donald and Richard W. Vague as directors of Target, whether or not the company’s board reduction proposal passes;

2B.	To elect our fifth nominee, Ronald J. Gilson, as a director of Target if the company’s board reduction proposal is rejected by the shareholders (we refer to the nominees identified in Proposals 2A & 2B collectively as the Nominees for Shareholder Choice);

3.	To ratify the appointment of Ernst & Young LLP as Target’s independent registered public accounting firm;

4.	To vote for Target’s proposal to approve the performance measures available under the Target Corporation Long-Term Incentive Plan;

5.	To abstain on a vote on a shareholder proposal regarding an annual advisory vote on executive compensation; and

6.	To transact such other business as may properly come before the meeting.

More information about the Nominees for Shareholder Choice can be found under “PROPOSAL 2A — ELECTION OF FOUR CLASS III DIRECTORS — The Nominees for Shareholder Choice” and “PROPOSAL 2B — ELECTION OF THE FIFTH CLASS III DIRECTOR” beginning on page 9 of this proxy statement. Pershing Square beneficially owns approximately 7.8% of the outstanding shares of Target common stock. Details of Pershing Square’s beneficial ownership of Target shares can be found under “PARTICIPANTS IN THE SOLICITATION — Certain Information About Pershing Square” beginning on page 16 of this proxy statement.

YOUR VOTE IS EXTREMELY IMPORTANT.  WE URGE YOU TO VOTE AGAINST THE BOARD REDUCTION PROPOSAL AND VOTE FOR THE NOMINEES FOR SHAREHOLDER CHOICE BY SIGNING, DATING AND RETURNING THE GOLD PROXY CARD. YOU MAY ALSO VOTE BY TELEPHONE USING THE TOLL-FREE NUMBER ON THE GOLD PROXY CARD OR VIA THE INTERNET USING THE INTERNET ADDRESS ON THE GOLD PROXY CARD.

The 2009 Annual Meeting is scheduled to be held on May 28, 2009 and only holders of record as of March 30, 2009 will be entitled to notice of, and be permitted to vote at, the 2009 Annual Meeting. A majority of the outstanding shares of Target common stock must be represented at the 2009 Annual Meeting in person or by proxy in order to satisfy applicable quorum requirements.

This Proxy Statement and the GOLD proxy card are first being furnished to shareholders on or about May 2, 2009. We are providing this proxy statement in definitive form to all Target shareholders to whom GOLD proxies are furnished by Pershing Square, or from whom GOLD proxies are requested by Pershing Square, no later than the time that GOLD proxies are furnished or such requests are made.

As used in this proxy statement, the terms “we”, “us” and “our” refer to Pershing Square, L.P., Pershing Square II, L.P., Pershing Square IV Trade-Co, L.P., Pershing Square IV-I Trade-Co, L.P., Pershing Square International, Ltd., Pershing Square International IV Trade-Co, Ltd., Pershing Square International IV-I Trade-Co, Ltd., Pershing Square Capital Management, L.P., PS Management GP, LLC, Pershing Square GP, LLC and Pershing Square Holdings GP, LLC (which we collectively refer to as Pershing Square), William A. Ackman, Ali Namvar and Roy J. Katzovicz. Additional information about Pershing Square and the Nominees for Shareholder Choice, who are also participants in this solicitation, can be found below in the section titled “CERTAIN INFORMATION CONCERNING PERSHING SQUARE AND THE OTHER PARTICIPANTS IN THE SOLICITATION”.

THIS SOLICITATION IS BEING MADE BY PERSHING SQUARE AND NOT ON BEHALF OF THE BOARD OR THE MANAGEMENT OF TARGET.

Voting Methods

•	Voting by Mail. A GOLD card is enclosed for your use. Whether or not you expect to attend the 2009 Annual Meeting, please sign, date and mail your proxy card promptly in the enclosed postage paid envelope.

•	Voting by Telephone. If you live in the United States, you may vote your proxy toll-free 24 hours a day, 7 days a week by the deadline set forth below by calling the toll-free telephone number on the GOLD proxy card. Please refer to the voting instructions on the GOLD proxy card. If you vote by telephone, please do not return your proxy card by mail.

•	Voting via the Internet. If you wish to vote via the Internet, you may submit your proxy from any location in the world 24 hours a day, 7 days a week by the deadline set forth below by visiting the website provided on the GOLD proxy card. Please refer to the voting instructions on the GOLD proxy card. If you vote through the Internet, please do not return your proxy card by mail.

•	Vote in person by attending the Annual Meeting. Written ballots will be distributed to shareholders who wish to vote in person at the 2009 Annual Meeting. If you hold your shares through a bank, broker or other custodian, you must obtain a legal proxy from such custodian in order to vote in person at the 2009 Annual Meeting.

In order to vote by Internet or by telephone, you must vote by the following deadlines:

•	For shareholders of record, 1:00 p.m. Eastern Daylight Time on May 28, 2009.

•	For shareholders holding shares through an intermediary (other than the Target 401(k) Plan), such as a bank or broker, 11:59 p.m. Eastern Daylight Time on May 27, 2009.

•	For shareholders holding shares in the Target 401(k) Plan, 6:00 a.m. Eastern Daylight Time on May 26, 2009.

If you hold your shares through a bank, broker or other nominee holder and you do not intend to vote in person at the 2009 Annual Meeting, only that nominee holder can vote your shares, and only after receiving specific voting instructions from you. Please contact your bank, broker or nominee holder and instruct them to vote a GOLD proxy card “AGAINST” the board reduction proposal and “FOR” the Nominees for Shareholder Choice.

If Pershing Square receives GOLD proxies that have no explicit voting instructions, Pershing Square intends to vote such proxies (i) “AGAINST” the company’s proposal to determine that the number of directors constituting the board is 12, rather than 13, (ii) “FOR” the election of William A. Ackman, Michael L. Ashner, James L. Donald and Richard W. Vague as directors of the company, (iii) “FOR” the election of Ronald J. Gilson as a director of the company, (iv) “FOR” the ratification of the appointment of Ernst & Young LLP and (v) “FOR” the company’s proposal to approve the performance measures available under the Target Corporation Long-Term Incentive Plan, and to “ABSTAIN” from voting such proxies on the shareholder proposal regarding annual advisory vote on executive compensation.

If elected, consistent with their fiduciary duties, the Nominees for Shareholder Choice are committed to acting in the best interest of the shareholders of Target. We strongly urge you to vote “AGAINST” the board reduction proposal and vote “FOR” the election of William A. Ackman, Michael L. Ashner, James L. Donald, Richard W. Vague and Ronald J. Gilson.

Revocation of Proxies

Shareholders who have executed and delivered a proxy card may revoke it at any time before the proxy is exercised by:

•	delivering an instrument revoking the earlier proxy, or a duly executed later dated proxy for the same shares, to D.F. King & Co., Inc., our proxy solicitor, at 48 Wall Street, New York, New York 10005; or

•	filing with the company’s Corporate Secretary at least two business days prior to the 2009 Annual Meeting either a notice of revocation or a duly executed proxy bearing a later date for the same shares; or

•	if you have voted by telephone or through the Internet, by calling the same toll-free number or by accessing the web site and following the instructions provided on the GOLD proxy card; or

•	By voting in person at the 2009 Annual Meeting. Written ballots will be distributed to shareholders who wish to vote in person at the 2009 Annual Meeting. If you hold your shares through a bank, broker or other custodian, you must obtain a legal proxy from such custodian in order to vote in person at the 2009 Annual Meeting (the power of the proxy holders will be suspended if you attend the 2009 Annual Meeting in person, although attendance at the meeting will not by itself revoke a previously granted proxy).

We strongly urge you not to sign any proxy card sent to you by Target. If you have already voted for the board reduction proposal and/or the company’s nominees, you can change your vote by signing, dating and returning the GOLD proxy card to D.F. King & Co., Inc. at its address set forth below or by making use of the Internet or telephone voting facilities described above. If you hold your shares through a bank, broker or other nominee holder, you will need to contact your bank, broker or nominee and follow their instructions if you want to revoke a proxy or change your vote. Only your latest signed and dated proxy will count at the 2009 Annual Meeting.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of our proxy material, please contact our proxy solicitor at:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005
Toll-free: (800) 290-6427
Banks and brokers: (212) 269-5550

In addition to delivering printed versions of this proxy statement and the GOLD proxy card to all shareholders by mail, this proxy statement and the GOLD proxy card are also available on the Internet. You have the ability to access and print the proxy materials, including this proxy statement and the GOLD proxy card, at www.TGTtownhall.com.

BACKGROUND OF THE SOLICITATION

In February of 2009, Pershing Square discussed with Mr. Gregg W. Steinhafel, Chairman, President and Chief Executive Officer of Target, the possibility of appointing certain individuals nominated by Pershing Square as directors of the company. In response, Mr. Steinhafel asked us to schedule a meeting with the Nominating Committee of the board, which we did promptly. On March 3, 2009, Mr. William A. Ackman, the founder and managing member of the general partner of Pershing Square Capital Management, L.P., and one other individual suggested by Pershing Square for consideration met with the Nominating Committee at the company’s headquarters in Minneapolis. Subsequent to the March 3rd meeting, Pershing Square proposed three additional individuals for consideration by the Nominating Committee. On March 12, 2009, Target informed us that its board had declined to extend an invitation to any of the individuals identified by us as candidates for board membership.

On March 16, 2009, we delivered a notice of nomination to the company in accordance with the procedures set forth in the company’s Restated Articles of Incorporation, proposing to nominate the following five individuals for election as directors at the 2009 Annual Meeting: Messrs. William A. Ackman, Michael L. Ashner, James L. Donald, Ronald J. Gilson and Richard W. Vague.

On the same day, Target issued a press release indicating that the board is comprised of 12 directors and that the company is nominating four candidates for election at the 2009 Annual Meeting. We believe that while there are 12 sitting directors, the board consists of 13 seats with five Class III seats up for election at the 2009 Annual Meeting. When Target’s former Chairman and CEO resigned early this year, a vacancy was created, and the board was not subsequently decreased in the manner mandated by the company’s charter — which provides that any decrease of the size of the board to below 13 members requires the affirmative vote of its shareholders.

On March 24, 2009, the company filed a preliminary proxy statement with the Securities and Exchange Commission, which we refer to as the SEC, setting forth four specific proposals to be voted on by shareholders of the company at the 2009 Annual Meeting, including the election of four Class III directors.

On March 26, 2009, Mr. Ackman sent a letter to Mr. Steinhafel, setting forth the basis for our understanding that the board currently consists of 13 members and that five seats are up for election at the 2009 Annual Meeting. In the letter, Mr. Ackman suggested that Target could resolve this issue through a binding arbitration if it disagrees with our view.

On March 30, 2009, the company filed an amended preliminary proxy statement with the SEC, setting forth a new proposal to be voted on by shareholders of the company at the 2009 Annual Meeting. The new proposal would have the effect of reducing the size of the board to 12, resulting in only four seats being up for election at the 2009 Annual Meeting.

On April 6, 2009, Pershing Square filed a preliminary form of this proxy statement with the SEC.

Over the past two years, Pershing Square has had a number of discussions with Target’s management and advisors regarding different approaches to managing risk, optimizing the company’s capital structure and identifying opportunities to unlock long term value, including opportunities with respect to the company’s real estate holdings.

Target is one of the largest owners of retail real estate in the United States.  Real estate companies have historically traded at substantially higher multiples of EBITDA compared to retailers. There may be alternatives to Target’s current structure, including the creation of a real estate investment trust, to hold and operate real estate that would minimize corporate-level taxes. In light of these considerations, Pershing Square believes that there may be more efficient ways for Target to structure its business. Pershing Square does not currently have any specific plans or proposals with respect to Target’s real estate.

PERSHING SQUARE’S TRACK RECORD

Pershing Square is a research-intensive, fundamental investor in the public markets which seeks to identify investments where market prices exhibit significant valuation discrepancies compared to our assessment of fair value. In our view, Pershing Square has established a track record of creating shareholder value in retail, consumer and other businesses, including the cases set forth below. We note, however, that stock price performance is a function of a variety of factors including, among other things, the quality of the members of a company’s board of directors, the strength of its management team, the performance of its business, the quality of its assets, its competitive landscape, and micro and macro-economic factors, as well as the engagement of shareholders. It is therefore not feasible to determine the precise extent (if any) of responsibility for Pershing Square’s creation of value described in the examples listed below. In addition, we cannot determine whether Pershing Square was at all responsible for the creation of value described in the cases below because the level of Pershing Square’s involvement in each instance varies and there is no way of knowing whether Pershing Square’s involvement directly created shareholder value. In each of the cases set forth below, however, Pershing Square believes that its engagement was an important factor in achieving a positive outcome for all shareholders.

We note further that Pershing Square has invested in numerous other companies and not every investment has yielded a positive return to Pershing Square or to other shareholders who held the same stock during the same period as Pershing Square’s investment. In these other cases, however, Pershing Square was a passive investor and, to the extent the subject company performed poorly and Pershing Square’s investment did not yield a positive return, the negative consequences did not result from actions taken by Pershing Square with respect to the subject company, but rather due to various factors that affect stock performance generally, including the factors mentioned in the immediately preceding paragraph.

Sears

Pershing Square started purchasing the common stock of Sears Roebuck & Company (which we refer to as Sears) in June 2004. In addition to purchasing Sears common stock for its own account, Pershing Square approached Vornado Realty Trust (which we refer to as Vornado), a real estate investment company, to induce it to consider a potential strategic transaction with Sears. In that connection, Pershing Square began working with Vornado and purchased an equity stake in Sears for Vornado’s account as well, together acquiring a 4.9% economic stake through total return swaps, shares and options in the company.

On November 5, 2004, Vornado announced that it had acquired an approximately 4.3% economic interest in Sears. Following this announcement, the price of Sears common stock rose approximately 21% over the prior trading day’s closing price.

On November 17, 2004, Sears and Kmart Holding Corp. (which we refer to as Kmart) entered into a merger agreement to combine the two companies. Shareholders of Sears were given the option to elect to receive either $50.00 in cash or 0.5 of a share of the common stock for the combined company for each share of Sears common stock, representing a 36.5% premium to the trading price of Sears common stock on the day prior to Vornado’s announcement.

As outlined in the Registration Statement of Form S-4 filed by Sears and Kmart in connection with their merger, “as a result of Vornado’s announcement and other concerns including maintaining confidentiality of the discussions, Sears and Kmart decided to accelerate the timeframe for implementing the proposed business combination to minimize the period during which speculation or additional price volatility could impair the parties’ ability to reach an agreement on financial terms.” Pershing Square believes that its involvement enhanced both the speed and certainty of the merger between Sears and Kmart, hence contributed to the value creation for shareholders of Sears.

Wendy’s

Pershing Square started purchasing the stock of Wendy’s International, Inc. (which we refer to as Wendy’s) in December 2004 and by June 2005, had accumulated a 9.9% stake in Wendy’s, including shares of common stock and options. Pershing Square believed that Wendy’s stock was undervalued at the time and suggested certain strategic initiatives to increase shareholder value. Specifically, Pershing Square proposed that the company (1) spin off Wendy’s Canadian-based Tim Hortons division, (2) refranchise a significant portion of Wendy’s company-operated restaurants, and (3) repurchase shares using the proceeds from refranchising. Pershing Square also retained The Blackstone Group L.P. (which we refer to as Blackstone) as its financial advisor to evaluate these strategic initiatives, and Blackstone arrived at similar conclusions as Pershing Square regarding the substantial unrealized value in Wendy’s stock.

Wendy’s eventually spun off the Tim Hortons division through an initial public offering in March 2006, raising approximately $670 million, which was returned to Wendy’s shareholders through share repurchases and higher dividends. The value of Wendy’s stock (including the value of the spun-off Tim Hortons) nearly doubled during the course of Pershing Square’s involvement with the company.

McDonald’s

Pershing Square took a stake in McDonald’s Corporation (which we refer to as McDonald’s) in 2005 and made a number of proposals to management that were designed to increase shareholder value. Specifically, in November 2005, Pershing Square made a proposal to sell 65% of McOpCo, a unit of McDonald’s which operated roughly 8,000 of McDonald’s 32,000 system-wide restaurants, to the public and accelerate an ongoing share repurchase program. Pershing Square later revised its proposal, urging McDonald’s to sell 20% of McOpCo to the public, commence a McOpCo refranchising program by selling company-operated restaurants directly to its franchisees, and increase share repurchases. As part of the plan, Pershing Square also proposed a three-fold increase in McDonald’s dividend.

McDonald’s eventually undertook a number of initiatives upon the urging of Pershing Square, including the sale of 1,600 McOpCo restaurants in Latin America and the Caribbean, a commitment to sell approximately 30% of its company-operated restaurants to franchisees over time, the repurchase of more than $5 billion of its stock, and an approximate three-fold increase in its dividend resulting in a sustained rise in its stock price. We believe our proposals helped McDonald’s highlight the value of its brand royalty business, improve overall capital allocation, increase same store sales and accelerate earnings growth. During the approximately two-year period of Pershing Square’s involvement with McDonald’s, McDonald’s stock price nearly doubled in price.

Sears Canada

Sears Canada Inc. (which we refer to as Sears Canada) was a majority-owned subsidiary of Sears Holdings Corporation (which we refer to as Sears Holdings). The remainder of its common stock was listed on the Toronto Stock Exchange and held by public stockholders. Pershing Square began investing in Sears Canada in February 2005.

In December 2005, Sears Holdings announced its intention to take Sears Canada private through a two-step process consisting of an offer of CAD$16.86 per share for the 46% that it did not already own, followed by a second-step transaction to cash out non-tendering holders. Sears Holdings also entered into a lock-up agreement with a shareholder with a 9.1% ownership stake in Sears Canada, providing for such shareholder to tender its shares into the offer. In response, the board of directors of Sears Canada formed a special committee, which retained an independent financial advisor. The independent financial advisor determined that the offer price was inadequate and valued the stock of Sears Canada at between $19.00 and $20.25 per share.

In February 2006, Sears Holdings commenced its offer. The independent directors of Sears Canada unanimously recommended that stockholders reject the offer. They stated that the bid was opportunistically timed and exerted pressure on Sears Canada and its minority shareholders.

After commencing the offer, Sears Holdings entered into support agreements with major Canadian banks whereby the banks agreed to vote their shares in favor of the second-step transaction rather than tendering into the offer and, in exchange, Sears Holdings agreed to extend the second-step process until December 2006 in order for these banks to receive certain significant tax benefits.

In April 2006, Sears Holdings entered into a deposit agreement with a significant stockholder whereby the stockholder agreed to deposit its shares with Sears Holdings in exchange for an increase of the offer price to CAD$18 per share and a litigation release.

Through the support agreements with the banks and the deposit agreement, Sears Holdings essentially guaranteed that its offer would be successful.

On April 14, 2006, Pershing Square joined with two other minority investors (which we refer to collectively as the SCC Investors) to halt the efforts of Sears Holdings to take Sears Canada private. Collectively these investors owned approximately 7.7% of the common stock of Sears Canada.

The efforts the SCC Investors lead to a hearing before the Ontario Securities Commission (which we refer to as the OSC). The OSC determined that the offer by Sears Holdings had been abusive and coercive. The OSC also found that Sears Holdings had provided prohibited collateral benefits to the banks and the major shareholder pursuant to the support agreements and the deposit agreement. Consequently, the OSC ruled that the shares that were subject to these agreements could not vote with the minority. The OSC ruling has been widely viewed as a vindication for the SCC Investors’ efforts to challenge the transaction.

Sears Holdings ultimately abandoned its attempt to take Sears Canada private after the offer failed to obtain the approval by a majority of Sears Canada’s minority shareholders. Despite substantial weakness in the retail market, Sears Canada stock continues to trade at a premium price to Sears Holdings’s offer for the company. Pershing Square remains the second largest shareholder of Sears Canada.

Ceridian

Pershing Square started purchasing the stock of Ceridian Corporation (which we refer to as Ceridian) in late 2006. By January 2007, Pershing Square held an 11.3% stake in Ceridian. At the inception of Pershing Square’s involvement with Ceridian, its stock was traded at approximately $23 per share.

After meeting the then-newly appointed CEO of Ceridian and understanding her strategy to extend the company well beyond its core businesses and fire the president of its Comdata division, Pershing Square became “active” with respect to its investment.

Pershing Square believed that Ceridian stock was undervalued and, in light of the newly conceived (and, in Pershing Square’s view, deeply flawed) corporate strategy, urged Ceridian to spin off its Comdata division. On January 18, 2007, Pershing Square delivered a written notice to Ceridian proposing to nominate a slate of alternative directors for election at Ceridian’s 2007 annual meeting of stockholders. The very next day, Ceridian engaged Greenhill & Co., LLC (which we refer to as Greenhill) to act as its financial advisor to explore strategic and business alternatives for Ceridian and subsequently commenced a process to seek a buyer for Ceridian. As a result of the sale process, Ceridian entered into a merger agreement with private equity firm Thomas H. Lee Partners, L.P. and title insurer Fidelity National Financial Inc. (which we refer to together as THL/FNF), which provided for the acquisition of Ceridian by THL/FNF at $36 per share.

Pershing Square believed that the $36 per share purchase price was inadequate and continued to consider with its advisors a variety of alternatives for Ceridian, including a potential sale of Ceridian, a sponsored spin-off or a recapitalization.

Pershing Square eventually supported the THL/FNF deal in light of the significant deterioration in the credit and broader markets that had made other alternatives less viable and the $36 per share offer more attractive. Pershing Square believes that its proposals and proxy contest contributed to the sale of Ceridian at approximately 56.5% above its share price at the inception of Pershing Square’s involvement with the company.

Longs Drug Stores

Pershing Square started purchasing common stock and options of Longs Drug Stores Corporation (which we refer to as Longs Drug) at the end of June 2008 and, by the end of July 2008, accumulated an 8.8% beneficial ownership position and eventually obtained an approximately 25.8% economic stake in the company. On August 12, 2008, Longs Drug announced that it had entered into an agreement with CVS Caremark Corporation (which we refer to as CVS Caremark) at a price of $71.50 per share. Pershing Square believed that Longs Drug had engaged in a suboptimal sale process and sought to convince the board of directors of Longs Drug to open the process to additional bidders. Pershing Square also hired Blackstone as its own financial advisor and sought to attract competing bidders. In particular, Pershing Square and Blackstone approached Walgreen’s Corporation (which we refer to as Walgreen’s).

As a result of Pershing Square’s efforts, in September 2008, Walgreen’s offered a competing bid of $75 per share, which was rebuffed by Longs Drug. Walgreen’s later withdrew its bid in light of the repeated refusal of Longs Drug to engage in discussions with Walgreen’s and the deteriorating economic conditions. Longs Drug consummated the transaction with CVS Caremark in October 2008.

Pershing Square believes that its involvement enhanced both the speed and certainty of a sale of Longs Drug, hence contributed to the value creation for shareholders of Longs Drug.

Proposal 1: Determination of the Size of the Board

The company is soliciting proxies to determine that the number of directors constituting the Target board is 12, rather than 13. We believe that each Nominee for Shareholder Choice is highly qualified and should be elected to the board, and we believe that shareholders should have the opportunity to elect each of them.

Accordingly, we strongly urge you to vote “AGAINST” Proposal 1 by signing, dating and returning the enclosed GOLD proxy card in the enclosed postage paid envelope. You may also vote by telephone using the toll-free number on the GOLD proxy card or via the Internet using the Internet address on the GOLD proxy card.

The company has indicated that if the board reduction proposal is rejected by its shareholders, it will interpret the rejection as the shareholders’ decision to accept our position that the board currently consists of 13 directors and that five seats are up for election at the 2009 Annual Meeting.

The accompanying GOLD proxy card will be voted in accordance with your instruction on such card. You may vote for or vote against, or abstain from voting on Proposal 1 described above by marking the proper box on the GOLD proxy card. If you return a signed GOLD proxy card without providing voting instructions, your shares will be voted “AGAINST” the determination that the number of directors constituting the board is 12, rather than 13.

Proposal 2A: Election of Four Class III Directors

We intend to nominate William A. Ackman, Michael L. Ashner, James L. Donald and Richard W. Vague for election as Class III directors of Target at the 2009 Annual Meeting, regardless of whether the board reduction proposal described above is passed. If the board reduction proposal is rejected by the shareholders and all of the Nominees for Shareholder Choice (including Professor Ronald J. Gilson described in Proposal 2B below) are elected to the board, the Nominees for Shareholder Choice will hold five of 13 seats on the Target board.

The Nominees for Shareholder Choice

The Nominees for Shareholder Choice named in this Proposal 2A include business leaders of national and international standing. These are highly qualified individuals with extensive experience in key areas of Target’s business, including retail, credit cards and real estate. In contrast to the Nominees for Shareholder Choice, in our view the incumbent non-executive directors of Target do not have comparable executive experience in the company’s main lines of business.

We believe that, if elected, the Nominees for Shareholder Choice will bring significant operational experience, new insight and fresh and relevant perspectives to the Target board. If elected, we believe they will substantially improve Target’s ability to navigate through the current economic environment and in the future.

All four of the Nominees for Shareholder Choice named in this Proposal 2A are independent under Target’s board of director independence guidelines, the applicable rules of the New York Stock Exchange, referred to as the NYSE, and the independence standards applicable to Target under paragraph (a)(1) of Item 407 of Regulation S-K under the Securities Exchange Act of 1934, as amended. Furthermore, three of the four candidates — those other than Mr. Ackman — are independent of and unaffiliated with Pershing Square.

Each Nominee for Shareholder Choice named in this Proposal 2A has consented to be named in this proxy statement for the 2009 Annual Meeting and to serve as a director of Target, if elected. If the Nominees for Shareholder Choice are elected, they intend to discharge their duties as directors of the company consistent with all applicable legal requirements, including the general fiduciary obligations imposed upon corporate directors. If elected, each Nominee for Shareholder Choice named in this Proposal 2A would serve as a Class III director for a three-year term expiring in 2012 and until a successor has been duly elected.

Nominee	Age	Background Information

William A. Ackman	42
Bill Ackman is the founder and managing member of the general partner of Pershing Square Capital Management, L.P., an investment adviser founded in 2003 and registered with the SEC. Pershing Square is a concentrated research-intensive fundamental value investor in long and occasionally short investments in the public markets, typically focusing on large-cap and mid-cap companies.

Bill is a member of the Board of Dean’s Advisors of Harvard Business School and a Trustee of the Pershing Square Foundation which has funded grants in areas including inner city education, global health care delivery, poverty, human rights, venture philanthropy, urban planning and beautification and the arts.

		Bill received an MBA from Harvard Business School and a Bachelor of Arts magna cum laude from Harvard College.

Michael L. Ashner	56
Michael Ashner has served as the CEO of Winthrop Realty Trust, Inc. since December 31, 2003 and Chairman of the board of directors since April 2004. Michael served as the Executive Chairman of Lexington Realty Trust, a REIT from December 31, 2006 through March 2008. He has also served as the Chairman, President and CEO of Winthrop Realty Partners, L.P. (a real estate investment and management company) since 1996. Michael has served as the Managing Director of AP-USX LLC, which owns a 2.4 million square foot office tower, since 1998. Since 1981, Michael has been the President and principal shareholder of Exeter Capital Corporation, a privately held real estate investment banking firm.

		Michael serves as a director and on the Audit Committee as Chair of NBTY, Inc., a manufacturers and distributor of nutritional supplements, since 1998.

Michael served as a director and CEO of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc. (each a REIT) from August 2002 until their liquidation in April 2004.

Previously, Michael served as a director for Great Bay Hotel and Casino, Inc. (a publicly traded hotel and gaming company), Interstate Hotel Corporation (a publicly traded hotel management company), Nexthealth, Inc. (a publicly traded resort company acquired by a management-investor group), Burnham Pacific Properties, Inc. (publicly traded REIT, since liquidated) and Sizeler Property Investors, Inc. (an NYSE publicly traded REIT).

		Michael has an AB in Philosophy and Government from Cornell University and a JD from the University of Miami School of Law.

James L. Donald	55
Jim Donald served as the CEO of Starbucks Corporation from April 2005 until January 2008. He joined Starbucks in October 2002 as President, North America. Jim served as Chairman, President and CEO of Pathmark Stores, Inc. from 1996 until joining Starbucks in 2005. Jim served as President and Manager of Safeway Inc.’s 130-store Eastern Division from 1994 to 1996. He was responsible for a $2.5 billion business, comprised of 10,000 employees working at 130 stores and two distribution centers. From 1991 until joining Pathmark in 1994, Jim was an executive at Wal-Mart Stores, Inc, were he worked on development and expansion of the Wal-Mart Super Center, supervising all merchandising, distribution, store design and real estate operations. Jim began his career in 1971 as a trainee with Publix Super Markets, Inc. He Joined Albertson’s in 1976 and quickly rose through its managerial ranks in the Florida, Alabama and Texas divisions. He was head of Albertson’s operations in Phoenix, Arizona.

Nominee	Age	Background Information

Jim has served as a director for Rite Aid Corporation, a position that he will resign if elected to Target’s board, since June 2008. He has also served as a director for Barry Callebaut AG since December 2008. Jim is a member of the Compensation Committee at each of Rite Aid and Barry Callebaut. In the past he has served as a director on the Boards of Nash Finch Co., Pathmark Stores Inc., Plainbridge LLC, Starbucks and Supermarkets General Holdings Corp.

		Jim earned his Bachelor’s Degree in Business Administration from Century University.

Richard W. Vague	53
Richard Vague has served as CEO and co-founder of Energy Plus Holdings LLC, a Philadelphia-based, progressive, independent Energy Service Company (ESCO) since 2007. From December 2004 until 2007, Richard served as the Chairman and CEO of Barclays Bank Delaware, a financial institution and credit card issuer. From 2000 until its sale to Barclays PLC in 2007, Richard was CEO of Juniper Financial, a direct consumer credit card bank that he co-founded. From 1985 until 2000, Richard was Chairman and CEO of First USA and Chairman of Paymentech, the merchant processing subsidiary of First USA. Richard co-founded First USA. In 1997, Bank One acquired First USA.

Richard has served as a director of Heartland Payment Systems, Inc., the fifth largest provider of bank card payment processing services to merchants in the United States processing over $80 billion in transactions a year, since May 2007. Richard has served as a director of Marlton Technologies Inc., a company engaged in the custom design, production and sale of tradeshow exhibits, integrated marketing programs and corporate briefing centers, where he has been the Chairman of the Compensation Committee and a member of the Audit Committee, since 2001.

Richard also serves as a Director of Agora Marketing and the University of Pennsylvania Press. He is a Member of the Dean’s Advisory Council, Tisch School, New York University and serves on the Foreign Policy Advisory Board—New America Foundation and the U.S. State Department Advisory Committee on International Economic Policy. Richard is a Director of the Philadelphia Live Arts and Fringe Festival.

		Richard received a B.S. in communication from the University of Texas at Austin.

We strongly urge you to vote “FOR” the election of the Nominees for Shareholder Choice named in this Proposal 2A by signing, dating and returning the enclosed GOLD proxy card in the enclosed postage paid envelope. You may also vote by telephone using the toll-free number on the GOLD proxy card or over the Internet using the Internet address on the GOLD proxy card.

Proposal 2B: Election of the Fifth Class III Director

We intend to nominate a fifth nominee, Ronald J. Gilson, for election as a Class III director of Target at the 2009 Annual Meeting assuming the board reduction proposal described above is rejected by the shareholders.

Ron is a leading scholar in the law of corporate acquisitions, finance and governance. We believe that, if elected, Ron will bring new ideas to the Target board and improve the company’s corporate governance.

Ron is independent under Target’s board of director independence guidelines, the applicable rules of the NYSE, and the independence standards applicable to Target under paragraph (a)(1) of Item 407 of Regulation S-K under the Exchange Act. Furthermore, Ron is independent of and unaffiliated with Pershing Square.

Ron has consented to be named in this proxy statement for the 2009 Annual Meeting and to serve as a director of Target, if elected. If Ron is elected, he intends to discharge his duties as a director of the company consistent with all applicable legal requirements, including the general fiduciary obligations imposed upon corporate directors. If elected, Ron would serve as a Class III director for a three-year term expiring in 2012 and until a successor has been duly elected.

Nominee	Age	Background Information

Ronald J. Gilson	62	Ron Gilson is the Meyers Professor of Law and Business, Stanford Law School (1979 to present) and the Marc and Eva Stern Professor of Law and Business, Columbia University School of Law (1992 to present).

		Ron is a fellow of the American Academy of Arts and Sciences and the European Corporate Governance Institute. Ron has served on the board of directors of certain of the American Century Mutual Funds, managing over $26 billion in assets, since 1995 and has been the Chairman of the board of directors since 2005.

		Ron was an experienced practitioner of corporate and securities law before entering academia. He is the author of major casebooks on corporate law and the law and finance of corporate acquisitions. He has written and published numerous articles and books on U.S. and comparative corporate governance and on venture capital. Ron served as a member of the California State Senate Commission on Corporate Governance, Shareholder Rights, and Securities Transactions. Ron was also a reporter of the American Law Institute’s Corporate Governance Project.

		Before joining the Stanford Law School faculty in 1979, Ron was a partner at a San Francisco corporate law firm, Steinhart, Goldberg, Feigenbaum & Ladar. He clerked for Chief Judge David L. Bazelon of the U.S. Court of Appeals for the District of Columbia Circuit.

		Ron has an A.B. from Washington University and a J.D. from Yale Law School.

We strongly urge you to vote “FOR” the election of Ronald J. Gilson by signing, dating and returning the enclosed GOLD proxy card in the enclosed postage paid envelop. You may also vote by telephone using the toll-free number on the GOLD proxy card or via the Internet using the Internet address on the GOLD proxy card.

Certain Additional Information Concerning Proposals 2A & 2B

Pershing Square does not intend to compensate the Nominees for Shareholder Choice in connection with this proxy solicitation. If elected, the Nominees for Shareholder Choice will be entitled to such compensation from Target as may be determined by the company for non-employee directors, and which is described in company’s proxy statement.

Except as disclosed in this proxy statement, (i) no Nominee for Shareholder Choice or any associate of any Nominee for Shareholder Choice is a party adverse to the company or any of its subsidiaries or has a material interest adverse to the company or any of its subsidiaries in any material proceeding and (ii) there is no event that occurred during the past five years with respect to any Nominee for Shareholder Choice that is required to be described under Item 401(f) of Regulation S-K. The information in this proxy statement regarding a particular nominee has been furnished to Pershing Square by such nominee.

Pershing Square beneficially owns approximately 7.8% of the outstanding shares of Target’s common stock, consisting of 3.3% in shares of common stock (approximately $1 billion in market value) and 4.5% in stock-settled call options (approximately $280 million in market value). Details of Pershing Square’s beneficial ownership of Target shares can be found under “PARTICIPANTS IN THE SOLICITATION — Certain Information About Pershing Square” beginning on page 16 of this proxy statement. All of the shares of Target common stock beneficially owned by Pershing Square will be voted “FOR” the election of the Nominees for Shareholder Choice. Stock-settled call options beneficially owned by Pershing Square do not have any voting rights. None of the

Nominees for Shareholder Choice (other than William A. Ackman) beneficially owns any interest in securities of Target.

Unless otherwise indicated, percentages of the outstanding shares of common stock reported in this proxy statement were computed based upon the 752,336,151 shares of common stock outstanding as of March 30, 2009, as disclosed in the company’s proxy statement for the 2009 Annual Meeting.

Agreements with the Nominees for Shareholder Choice

In connection with the proxy solicitation contemplated hereby, Pershing Square has entered into customary indemnification agreements with each Nominee for Shareholder Choice with respect to the nomination of such individual as a director of Target at the 2009 Annual Meeting. Additionally, each Nominee for Shareholder Choice has delivered a consent to Target, consenting to be named as a nominee and to serve as a director of Target, if elected. The indemnification agreement provides, among other things, that:

•	Pershing Square will reimburse the nominee for reasonable out of pocket expenses arising from or in connection with such person’s participation in the proxy solicitation described in this proxy statement;

•	Pershing Square will, subject to limited exceptions and to the extent permitted by applicable law, indemnify and hold each nominee harmless from and against all losses, claims, damages, liabilities and expenses (including, without limitation, attorneys’ fees) incurred by such nominee and also advance expenses in the event he becomes a party to litigation arising out of or relating to this proxy solicitation (but not in such nominee’s capacity as a director of the company if elected).

Other Matters To Be Considered At The Annual Meeting

According to the company’s proxy statement, Target is soliciting proxies with respect to three proposals other than the board reduction proposal and the election of directors. Please refer to the company’s proxy statement for a detailed discussion of these proposals, including various arguments in favor of and against such proposals. These proposals are outlined below.

If you have signed the GOLD proxy card and no marking is made, you will be deemed to have given a direction to vote (i) “FOR” Proposal 3 below all shares represented by your GOLD proxy card, (ii) “FOR” Proposal 4 below all shares represented by your GOLD proxy card, and (iii) vote “FOR” Proposal 5 below all shares presented by your GOLD proxy card. In addition, if you have signed the GOLD proxy card and no marking is made, you will be deemed to have given a direction to the proxy holders named on the enclosed GOLD proxy card to vote all shares represented by your GOLD proxy card on such other matters in accordance with their judgment.

Proposal 3: Ratification of Independent Registered Public Accounting Firm

The company is soliciting proxies to ratify the company’s independent registered public accounting firm for the 2009 fiscal year. We support the ratification of the company’s Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

The accompanying GOLD proxy card will be voted in accordance with your instruction on such card. You may vote for or vote against, or abstain from voting on Proposal 3 described above by marking the proper box on the GOLD proxy card. If you return a signed GOLD proxy card without providing voting instructions, your shares will be voted “FOR” the ratification of the Audit Committee’s appointment of Ernst & Young LLP as Target’s independent registered public accounting firm for the fiscal year ending January 30, 2010.

Proposal 4: Approval of the Performance Measures Available Under
the Target Corporation Long-Term Incentive Plan

As discussed in further detail in the company’s proxy statement, in March 2009 the board approved an amendment to the list of the performance measures for performance-based awards under the Target Corporation Long-Term Incentive Plan, subject to further approval by shareholders. According to the company’s proxy statement, if this proposal is not adopted, the Compensation Committee of the board intends to continue to grant awards under the plan, but certain awards to executive officers would no longer be fully tax deductible by Target.

The accompanying GOLD proxy card will be voted in accordance with your instruction on such card. You may vote for or vote against, or abstain from voting on Proposal 4 described above by marking the proper box on the GOLD proxy card. If you return a signed GOLD proxy card without providing voting instructions, your shares will be voted “FOR” the company’s proposal to approve the performance measures available under the Target Corporation Long-Term Incentive Plan.

Proposal 5: Shareholder Proposal Regarding
Annual Advisory Vote on Executive Compensation

As discussed in further detail in the company’s proxy statement, Allen Edward Hancock, trustee of Allen Edward Hancock Revocable Living Trust, 2244 Alder Street, Eugene, Oregon 97405, has proposed that the shareholders of the company request that the board adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the company’s named executive officers. The vote by the shareholders will be non-binding and would not affect any compensation paid or awarded to any named executive officer.

The accompanying GOLD proxy card will be voted in accordance with your instruction on such card. You may vote for or vote against, or abstain from voting on Proposal 5 described above by marking the proper box on the GOLD proxy card. If you return a signed GOLD proxy card without providing voting instructions, Pershing Square intends to “ABSTAIN” from voting your shares on the shareholder proposal described above.

Other Proposals

We are not aware of any other business to be presented at the 2009 Annual Meeting. If any other matters should properly come before the 2009 Annual Meeting, it is intended that the proxy holders named on the enclosed GOLD proxy card will vote the proxies on such other matters in accordance with their judgment.

Voting Procedures

Record Date; Vote Per Share

Target has one class of voting shares outstanding. Only shareholders of record at the close of business on March 30, 2009, the record date, are entitled to receive notice of the 2009 Annual Meeting and to vote the shares of common stock that they held on the record date. Each share of common stock will have one vote on each matter to be voted on.

Quorum

The presence at the meeting, in person or by proxy, of the holders of a majority of the company’s common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. According to Target, as of the record date, 752,336,151 shares of the company’s common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

Vote Required

Election of Directors — Because the number of director nominees exceeds the number of directors to be elected at the 2009 Annual Meeting, pursuant to Article VII of the company’s Restated Articles of Incorporation (as amended), directors shall be elected by a plurality of the votes present and entitled to vote on the election of directors at the Annual Meeting. This means that the director nominees who receive the highest number of “FOR” votes will be elected to fill the available seats on the Target board. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of any or all director nominees will be counted for purposes of determining whether there is a quorum, but a proxy marked “WITHHOLD AUTHORITY” with respect to any specific director nominee will not be considered to have been voted for or against such director nominee. Therefore, a proxy marked “WITHHOLD AUTHORITY” with respect to a specific director nominee will result in such director nominee receiving fewer “FOR” votes.

Other Items — For all other proposals described in this proxy statement and any other matters that properly come before the meeting, the affirmative vote of the greater of (i) a majority of the outstanding shares of Target’s common stock entitled to vote on the item and present in person or by proxy at the 2009 Annual Meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the 2009 Annual Meeting, will be required for approval provided that a quorum is present in person or by proxy. A properly executed proxy marked “ABSTAIN” with respect to any such matter will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote. Accordingly, an abstention will have the effect of a negative vote.

Broker Non-Votes

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this case, a “broker non-vote” occurs. Shares constituting broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved a matter, but they are counted as present for the purpose of determining a quorum at the 2009 Annual Meeting.

For the 2009 Annual Meeting, because of the solicitation of proxies described in this proxy statement, the election of directors at the 2009 Annual Meeting is a “non-routine matter” and brokers do not have discretionary authority to vote your shares on “non-routine matters.” Therefore, unless you provide specific voting instructions to your broker, they would not have discretionary authority to vote your shares for the election of directors at the 2009 Annual Meeting and your shares would not be voted for any of the nominees. If your shares are held in street name, your broker or nominee has enclosed a voting instruction card with this proxy statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction card.

Shares Held in the Target 401(k) Plan

This proxy statement is being used to solicit voting instructions from participants in the Target 401(k) Plan with respect to shares of Target common stock that are held by the trustee of the plan for the benefit of plan participants. If you are a plan participant and also own shares as a record holder, you will separately receive proxy materials to vote the shares you hold as a record holder. Shares held in the plan that are entitled to vote will be voted by the plan trustee in proportion to participant instructions. If you are a plan participant, you must instruct the plan trustee to vote your shares by utilizing one of the methods described on the voting-instruction form that you receive in connection with your shares held in the plan. If you do not give voting instructions, the trustee will vote the shares allocated to your personal account in proportion to the instructions actually received by the trustee from participants who give voting instructions.

SOLICITATION OF PROXIES

Pershing Square has retained D.F. King & Co., Inc. to conduct the solicitation, for which D.F. King is to receive a fee not to exceed $650,000, plus reimbursement for its reasonable out-of-pocket expenses. We have agreed to indemnify D.F. King against certain liabilities and expenses, including certain liabilities under the federal securities laws. Proxies may be solicited by mail, courier services, Internet, advertising, telephone or telecopier or in person. It is anticipated that D.F. King will employ approximately 100 persons to solicit proxies from Target shareholders for the 2009 Annual Meeting.

In addition, Pershing Square, certain of its members and employees and the Nominees for Shareholder Choice may solicit the GOLD proxies by mail, telephone, telecopier, the Internet and personal solicitation. For example, it is expected that Ali Namvar and/or Roy J. Katzovicz and/or one or more of the Nominees for Shareholder Choice may attend in-person meetings with institutional shareholders and other significant shareholders. Any members or employees of Pershing Square and their affiliates who solicit GOLD proxies on behalf of Pershing Square will do so for no additional compensation, and no Nominee for Shareholder Choice will receive any special compensation in connection with the solicitation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward Pershing Square’s solicitation materials to customers for whom such persons hold shares of Target common stock, and Pershing Square will reimburse them for their reasonable out-of-pocket expenses for doing so.

The entire expense of preparing, assembling, printing and mailing this proxy statement and related materials and soliciting GOLD proxies for the proposals endorsed by Pershing Square will be borne by Pershing Square. Although no precise estimate can be made at the present time, Pershing Square currently estimates such expenses to be $9.0 million (including professional fees and expenses, but excluding any costs represented by salaries and wages of regular employees of Pershing Square and its affiliates). The total expenditures incurred to date by Pershing Square have been approximately $1.85 million. To the extent legally permissible, Pershing Square retains the right to seek reimbursement of its expenses from Target if any Nominee for Shareholder Choice is elected. Pershing Square does not currently intend to submit the question of such reimbursement to a vote of the shareholders.

PARTICIPANTS IN THE SOLICITATION

The participants in this solicitation of proxies from Target shareholders include the following: (i) Pershing Square, L.P., Pershing Square II, L.P., Pershing Square IV Trade-Co, L.P., Pershing Square IV-I Trade-Co, L.P., Pershing Square International, Ltd., Pershing Square International IV Trade-Co, Ltd., Pershing Square International IV-I Trade-Co, Ltd., Pershing Square Capital Management, L.P., PS Management GP, LLC, Pershing Square GP, LLC and Pershing Square Holdings GP, LLC which we refer to collectively as Pershing Square, (ii) William A. Ackman, Ali Namvar and Roy J. Katzovicz, as members or employees of Pershing Square and (iii) William A. Ackman, Michael L. Ashner, James L. Donald, Ronald J. Gilson and Richard W. Vague, as director nominees, which we collectively refer to as the Nominees for Shareholder Choice.

The business address of Pershing Square and Messrs. Ackman, Namvar and Katzovicz is 888 Seventh Avenue, 42nd Floor, New York, NY 10019, and the business addresses of the Nominees for Shareholder Choice are as follows: Ashner — c/o Winthrop Realty Partners, L.P., Two Jericho Plaza Wing A, Suite 111, Jericho, NY 11753; Donald — 4315 NE 33rd St, Seattle, WA 98105; Gilson — Stanford Law School, 559 Nathan Abbott Way, Stanford, CA 94305 and Vague — 3711 Market St, 9th Floor, Philadelphia, PA 19104.

Certain Information About Pershing Square

Pershing Square has been a shareholder of the company since April 17, 2007. As of May 1, 2009, Pershing Square beneficially owns approximately 7.8% of the outstanding shares of Target common stock, consisting of 3.3% in shares common stock (approximately $1 billion in market value) and 4.5% in stock-settled call options (approximately $280 million in market value). Pershing Square also has economic exposure to approximately 1,250,766 notional shares of Target common stock subject to cash-settled call options (market value approximately $6.8 million), bringing its total economic exposure to 59,645,382 shares of Target common stock (approximately 7.9% of the outstanding shares of Target common stock). Detailed information on Pershing Square’s ownership is set forth below:

Ownership of Target
Pershing Square Fund	Common Stock(1)

Pershing Square, L.P.	9,174,747
Pershing Square II, L.P.	198,808
Pershing Square IV Trade-Co, L.P.	7,406,755
Pershing Square IV-I Trade-Co, L.P.	5,523,818
Pershing Square International, Ltd.	17,512,174
Pershing Square International IV Trade-Co, Ltd.	3,393,748
Pershing Square International IV-I Trade-Co, Ltd.	15,184,566
Pershing Square IV A, L.P.	0

Total	58,394,616

(1)	The Pershing Square funds listed above own the Target common stock listed above through a combination of shares and options. However, because they do not have investment or voting power over such shares, they do not “beneficially own” such shares for purposes of Rule 13d-3 under the Exchange Act. Pershing Square Capital

Management, L.P., the investment advisor to the above-named funds, its sole general partner, PS Management GP, LLC, Pershing Square GP, LLC, the sole general partner of the first two of the funds listed above, and Pershing Square Holdings GP, LLC, the sole general partner of the third and fourth funds listed above, together with Mr. Ackman, would be considered the beneficial owners of such shares for purposes of Rule 13d-3.

Each of Pershing Square, L.P., Pershing Square II, L.P., Pershing Square IV Trade-Co, L.P. and Pershing Square IV-I Trade-Co, L.P. is a Delaware limited partnership principally engaged in the business of investing in securities. Each of Pershing Square International, Ltd., Pershing Square International IV Trade-Co, Ltd. and Pershing Square International IV-I Trade-Co, Ltd is a Cayman Islands exempted company principally engaged in the business of investing in securities.

Pershing Square Capital Management, L.P., a Delaware limited partnership, serves as investment advisor to the Pershing Square funds listed above with respect to 58,394,616 shares of Target common stock (including shares of Target common stock and shares subject to stock-settled American-style call options) held for the accounts of these funds. PS Management GP, LLC, a Delaware limited liability company, serves as the general partner of Pershing Square Capital Management, L.P. Pershing Square GP, LLC, a Delaware limited liability company, serves as the general partner of each of Pershing Square, L.P. and Pershing Square II, L.P. Pershing Square Holdings GP, LLC, a Delaware limited liability company, serves as the general partner of each of Pershing Square IV Trade-Co, L.P. and Pershing Square IV-I Trade-Co, L.P.

William A. Ackman, Ali Namvar and Roy J. Katzovicz are employees of Pershing Square Capital Management, L.P. who may also participate in the solicitation of proxies described in this proxy statement. Mr. Ackman is also the managing member of each of PS Management GP, LLC, Pershing Square GP, LLC and Pershing Square Holdings GP, LLC. Messrs. Namvar and Katzovicz do not own beneficially any interest in securities of Target and will not receive any compensation in connection with the solicitation of proxies. In light of his managing member role in the controlling affiliates of Pershing Square Capital Management, L.P., investment advisor to the Pershing Square funds, Mr. Ackman may be deemed to be the beneficial owner of the shares of common stock held for the accounts of the Pershing Square funds. Mr. Ackman will not receive any compensation in connection with the solicitation of proxies.

Additional Information Concerning the Participants

Each participant in the solicitation of proxies described in this proxy statement has an interest in the election of directors and the adoption of additional proposal(s) at the 2009 Annual Meeting (i) indirectly through the beneficial ownership (if any) of Target common stock and options and (ii) pursuant to the indemnification agreement described under “Agreements with the Nominees for Shareholder Choice” beginning on page 13 of this proxy statement.

Other than as disclosed in this proxy statement, there are no arrangements or understandings between any Pershing Square Fund and any of the Nominees for Shareholder Choice or any other person or persons with respect to the nomination of the Nominees for Shareholder Choice.

Other than as disclosed in this proxy statement:

1.	no participant directly or indirectly beneficially owns any securities of Target;

2.	no participant owns any securities of Target which are owned of record but not beneficially;

3.	no participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies;

4.	none of the associates of any participant beneficially owns, directly or indirectly, any securities of the company;

5.	no participant owns any securities of any parent or subsidiary of the company, directly or indirectly;

6.	no participant or any associate of any participant has engaged in or had a direct or indirect material interest in any transaction, or series of similar transactions, since January 1, 2006, or any currently proposed transaction, or series of similar transactions, to which the company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000;

7.	no Participant or any associate of any Participant has any arrangement or understanding with any person (a) with respect to any future employment by the company or its affiliates or (b) with respect to future transactions to which the company or any of its affiliates will or may be a party; and

8.	no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected (including, without limitation, any participant), has a substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted on at the 2009 Annual Meeting.

For the purposes of the foregoing, the term “associates” shall have the meaning as that term is defined in Rule 14a-1 of Regulation 14A under the Exchange Act.

Additional information regarding the participants, including transactions in the securities of Target effected during the past two years, is set forth on Appendix A.

ADDITIONAL INFORMATION

The company is subject to the periodic reporting requirements of the Exchange Act and, in accordance therewith, is required to file reports, proxy statements and other information with the SEC. Reports, registration statements, proxy statements and other information filed by the company with the SEC may be inspected at, and copies may be obtained from, the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers and others that file electronically with the SEC may be obtained free of charge.

Pershing Square has omitted from this proxy statement certain disclosure required by applicable law to be included in the company’s proxy statement. Such disclosure includes, among other things, information regarding securities of Target beneficially owned by Target’s director’s, nominees and management; certain shareholder’s beneficial ownership of more than 5% of Target’s voting securities; information concerning executive compensation; and information concerning the procedures for submitting shareholder proposals and director nominations intended for consideration at the 2010 annual meeting of shareholders of Target and for consideration for inclusion in the proxy materials for that meeting. Please refer to the company’s proxy statement for such information. Pershing Square takes no responsibility for the accuracy or completeness of information contained in the company’s proxy statement. Pershing Square undertakes to provide you with such information if it is not timely provided by the company in its proxy statement.

If you would like additional copies of Pershing Square’s proxy materials, or if you would like assistance in completing and returning a GOLD proxy, please contact D.F. King at:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005
Toll-free: (800) 290-6427
Banks and brokers: (212) 269-5550

Dated: May 1, 2009

Sincerely,
Pershing Square

APPENDIX A

ADDITIONAL INFORMATION OF THE PARTICIPANTS

The following is a summary of all transactions in Target common stock over the last two years by Pershing Square.

Common Stock

Name	Buy/Sell	Security	Trade Date	Quantity	Trade Amount	Per Share Cost

Pershing Square International, Ltd.	BY	Common Stock	4/17/2007	36,194	$2,193,479	$60.60
Pershing Square International, Ltd.	BY	Common Stock	4/17/2007	246,729	$14,956,391	$60.62
Pershing Square International, Ltd.	BY	Common Stock	4/18/2007	236,053	$14,324,357	$60.68
Pershing Square International, Ltd.	BY	Common Stock	4/18/2007	36,783	$2,234,946	$60.76
Pershing Square International, Ltd.	BY	Common Stock	4/19/2007	160,302	$9,812,069	$61.21
Pershing Square International, Ltd.	BY	Common Stock	4/19/2007	113,171	$6,887,055	$60.86
Pershing Square International, Ltd.	BY	Common Stock	4/19/2007	55,845	$3,419,389	$61.23
Pershing Square International, Ltd.	BY	Common Stock	4/20/2007	11,165	$692,003	$61.98
Pershing Square International, Ltd.	SL	Common Stock	4/27/2007	11,165	$678,487	$60.77
Pershing Square International, Ltd.	SL	Common Stock	4/27/2007	55,845	$3,393,649	$60.77
Pershing Square International, Ltd.	SL	Common Stock	4/27/2007	160,302	$9,741,403	$60.77
Pershing Square International, Ltd.	SL	Common Stock	4/27/2007	113,171	$6,877,296	$60.77
Pershing Square International, Ltd.	SL	Common Stock	4/27/2007	36,783	$2,235,269	$60.77
Pershing Square International, Ltd.	SL	Common Stock	4/27/2007	236,053	$14,344,721	$60.77
Pershing Square International, Ltd.	SL	Common Stock	4/27/2007	246,729	$14,993,492	$60.77
Pershing Square International, Ltd.	SL	Common Stock	4/27/2007	36,194	$2,199,476	$60.77
Pershing Square International, Ltd.	BY	Common Stock	4/30/2007	332,437	$19,880,132	$59.80
Pershing Square International, Ltd.	BY	Common Stock	4/30/2007	331,817	$19,877,862	$59.91
Pershing Square International, Ltd.	BY	Common Stock	4/30/2007	28,325	$1,699,500	$60.00
Pershing Square International, Ltd.	BY	Common Stock	5/1/2007	142,113	$8,372,644	$58.92
Pershing Square International, Ltd.	BY	Common Stock	5/1/2007	13,947	$819,317	$58.75
Pershing Square International, Ltd.	SL	Common Stock	5/2/2007	28,325	$1,669,733	$58.95
Pershing Square International, Ltd.	SL	Common Stock	5/2/2007	331,817	$19,560,313	$58.95
Pershing Square International, Ltd.	SL	Common Stock	5/2/2007	332,437	$19,596,861	$58.95
Pershing Square International, Ltd.	SL	Common Stock	5/2/2007	142,113	$8,377,433	$58.95
Pershing Square International, Ltd.	SL	Common Stock	5/2/2007	13,947	$822,163	$58.95
Pershing Square International, Ltd.	BY	Common Stock	5/7/2007	110,900	$6,578,821	$59.32
Pershing Square International, Ltd.	BY	Common Stock	5/8/2007	242,067	$14,326,469	$59.18
Pershing Square International, Ltd.	BY	Common Stock	5/8/2007	311,940	$18,413,163	$59.03
Pershing Square International, Ltd.	BY	Common Stock	5/8/2007	113,268	$6,673,184	$58.91
Pershing Square International, Ltd.	BY	Common Stock	5/9/2007	186,890	$11,041,031	$59.08
Pershing Square International, Ltd.	SL	Common Stock	5/11/2007	110,900	$6,459,826	$58.25
Pershing Square International, Ltd.	SL	Common Stock	5/11/2007	242,067	$14,100,187	$58.25
Pershing Square International, Ltd.	SL	Common Stock	5/11/2007	186,890	$10,886,176	$58.25
Pershing Square International, Ltd.	SL	Common Stock	5/11/2007	311,940	$18,170,227	$58.25
Pershing Square International, Ltd.	SL	Common Stock	5/11/2007	113,268	$6,597,760	$58.25
Pershing Square International, Ltd.	BY	Common Stock	5/22/2007	638,891	$37,187,545	$58.21
Pershing Square International, Ltd.	BY	Common Stock	5/22/2007	84,954	$4,938,232	$58.13
Pershing Square International, Ltd.	BY	Common Stock	5/22/2007	226,545	$13,184,647	$58.20
Pershing Square International, Ltd.	BY	Common Stock	1/11/2008	916,954	$45,801,852	$49.95
Pershing Square International, Ltd.	BY	Common Stock	1/14/2008	661,035	$33,375,657	$50.49
Pershing Square International, Ltd.	BY	Common Stock	1/15/2008	622,679	$31,053,002	$49.87
Pershing Square International, Ltd.	BY	Common Stock	3/17/2008	496,939	$24,177,921	$48.65
Pershing Square International, Ltd.	BY	Common Stock	3/18/2008	691,496	$34,796,839	$50.32
Pershing Square International, Ltd.	BY	Common Stock	3/19/2008	520,083	$26,587,111	$51.12
Pershing Square International, Ltd.	BY	Common Stock	3/27/2008	2,077,062	$105,888,621	$50.98
Pershing Square International, Ltd.	BY	Common Stock	3/28/2008	299,000	$15,001,518	$50.17
Pershing Square International, Ltd.	BY	Common Stock	3/28/2008	537,474	$26,927,447	$50.10
Pershing Square International, Ltd.	BY	Common Stock	3/28/2008	299,000	$14,955,382	$50.02
Pershing Square International, Ltd.	BY	Common Stock	3/28/2008	299,000	$14,893,668	$49.81
Pershing Square International, Ltd.	BY	Common Stock	3/31/2008	1,829,716	$92,730,007	$50.68
Pershing Square International, Ltd.	BY	Common Stock	6/17/2008	419,743	$22,035,542	$52.50
Pershing Square International, Ltd.	BY	Common Stock	6/18/2008	152,112	$7,883,463	$51.83
Pershing Square International, Ltd.	BY	Common Stock	6/18/2008	152,112	$7,871,096	$51.75
Pershing Square International, Ltd.	BY	Common Stock	6/18/2008	245,277	$12,502,480	$50.97
Pershing Square International, Ltd.	BY	Common Stock	6/20/2008	56,932	$2,858,943	$50.22
Pershing Square International, Ltd.	BY	Common Stock	11/19/2008	3,852,657	$103,867,633	$26.96
Pershing Square International, Ltd.	BY	Common Stock	2/6/2009	948,917	$55,063,390	$58.03	†
Pershing Square International, Ltd.	BY	Common Stock	4/1/2009	201,096	$6,915,691	$34.39

Name	Buy/Sell	Security	Trade Date	Quantity	Trade Amount	Per Share Cost

Pershing Square, L.P.	BY	Common Stock	4/17/2007	28,243	$1,711,622	$60.60
Pershing Square, L.P.	BY	Common Stock	4/17/2007	192,533	$11,671,100	$60.62
Pershing Square, L.P.	BY	Common Stock	4/18/2007	184,133	$11,173,706	$60.68
Pershing Square, L.P.	BY	Common Stock	4/18/2007	28,692	$1,743,335	$60.76
Pershing Square, L.P.	BY	Common Stock	4/19/2007	124,939	$7,647,504	$61.21
Pershing Square, L.P.	BY	Common Stock	4/19/2007	88,205	$5,367,742	$60.86
Pershing Square, L.P.	BY	Common Stock	4/19/2007	43,525	$2,665,036	$61.23
Pershing Square, L.P.	BY	Common Stock	4/20/2007	8,709	$539,781	$61.98
Pershing Square, L.P.	SL	Common Stock	4/27/2007	8,709	$529,238	$60.77
Pershing Square, L.P.	SL	Common Stock	4/27/2007	43,525	$2,644,974	$60.77
Pershing Square, L.P.	SL	Common Stock	4/27/2007	124,939	$7,592,427	$60.77
Pershing Square, L.P.	SL	Common Stock	4/27/2007	88,205	$5,360,136	$60.77
Pershing Square, L.P.	SL	Common Stock	4/27/2007	28,692	$1,743,586	$60.77
Pershing Square, L.P.	SL	Common Stock	4/27/2007	184,133	$11,189,591	$60.77
Pershing Square, L.P.	SL	Common Stock	4/27/2007	192,533	$11,700,051	$60.77
Pershing Square, L.P.	SL	Common Stock	4/27/2007	28,243	$1,716,301	$60.77
Pershing Square, L.P.	BY	Common Stock	4/30/2007	250,629	$14,987,915	$59.80
Pershing Square, L.P.	BY	Common Stock	4/30/2007	250,161	$14,986,170	$59.91
Pershing Square, L.P.	BY	Common Stock	4/30/2007	21,354	$1,281,240	$60.00
Pershing Square, L.P.	BY	Common Stock	5/1/2007	107,156	$6,313,139	$58.92
Pershing Square, L.P.	BY	Common Stock	5/1/2007	10,517	$617,821	$58.75
Pershing Square, L.P.	SL	Common Stock	5/2/2007	21,354	$1,258,799	$58.95
Pershing Square, L.P.	SL	Common Stock	5/2/2007	250,161	$14,746,765	$58.95
Pershing Square, L.P.	SL	Common Stock	5/2/2007	250,629	$14,774,353	$58.95
Pershing Square, L.P.	SL	Common Stock	5/2/2007	107,156	$6,316,750	$58.95
Pershing Square, L.P.	SL	Common Stock	5/2/2007	10,517	$619,968	$58.95
Pershing Square, L.P.	BY	Common Stock	5/7/2007	83,668	$4,963,361	$59.32
Pershing Square, L.P.	BY	Common Stock	5/8/2007	182,616	$10,807,927	$59.18
Pershing Square, L.P.	BY	Common Stock	5/8/2007	235,330	$13,891,036	$59.03
Pershing Square, L.P.	BY	Common Stock	5/8/2007	85,450	$5,034,287	$58.91
Pershing Square, L.P.	BY	Common Stock	5/9/2007	140,995	$8,329,660	$59.08
Pershing Square, L.P.	SL	Common Stock	5/11/2007	83,668	$4,873,586	$58.25
Pershing Square, L.P.	SL	Common Stock	5/11/2007	182,616	$10,637,219	$58.25
Pershing Square, L.P.	SL	Common Stock	5/11/2007	140,995	$8,212,833	$58.25
Pershing Square, L.P.	SL	Common Stock	5/11/2007	235,330	$13,707,763	$58.25
Pershing Square, L.P.	SL	Common Stock	5/11/2007	85,450	$4,977,386	$58.25
Pershing Square, L.P.	BY	Common Stock	5/22/2007	481,995	$28,055,194	$58.21
Pershing Square, L.P.	BY	Common Stock	5/22/2007	64,092	$3,725,559	$58.13
Pershing Square, L.P.	BY	Common Stock	5/22/2007	170,911	$9,946,815	$58.20
Pershing Square, L.P.	BY	Common Stock	1/11/2008	649,172	$32,426,141	$49.95
Pershing Square, L.P.	BY	Common Stock	1/14/2008	464,721	$23,463,763	$50.49
Pershing Square, L.P.	BY	Common Stock	1/15/2008	527,345	$26,298,695	$49.87
Pershing Square, L.P.	BY	Common Stock	3/18/2008	305,051	$15,350,502	$50.32
Pershing Square, L.P.	BY	Common Stock	3/19/2008	479,917	$24,533,789	$51.12
Pershing Square, L.P.	BY	Common Stock	3/27/2008	1,556,875	$79,369,487	$50.98
Pershing Square, L.P.	BY	Common Stock	3/28/2008	198,211	$9,944,702	$50.17
Pershing Square, L.P.	BY	Common Stock	3/28/2008	356,791	$17,875,229	$50.10
Pershing Square, L.P.	BY	Common Stock	3/28/2008	198,211	$9,914,118	$50.02
Pershing Square, L.P.	BY	Common Stock	3/28/2008	198,211	$9,873,207	$49.81
Pershing Square, L.P.	BY	Common Stock	3/31/2008	1,155,594	$58,565,504	$50.68
Pershing Square, L.P.	BY	Common Stock	6/17/2008	80,257	$4,213,308	$52.50
Pershing Square, L.P.	BY	Common Stock	6/18/2008	96,575	$5,005,164	$51.83
Pershing Square, L.P.	BY	Common Stock	6/18/2008	96,575	$4,997,312	$51.75
Pershing Square, L.P.	BY	Common Stock	6/18/2008	153,453	$7,821,944	$50.97
Pershing Square, L.P.	BY	Common Stock	6/20/2008	43,068	$2,162,737	$50.22
Pershing Square, L.P.	SL	Common Stock	11/19/2008	1,000	$26,947	$26.95
Pershing Square, L.P.	BY	Common Stock	11/19/2008	2,192,523	$59,110,420	$26.96
Pershing Square, L.P.	SL	Common Stock	12/23/2008	480,995	$15,571,068	$32.37
Pershing Square, L.P.	SL	Common Stock	12/23/2008	19,005	$615,242	$32.37
Pershing Square, L.P.	SL	Common Stock	12/24/2008	151,906	$4,963,091	$32.67
Pershing Square, L.P.	SL	Common Stock	12/24/2008	64,092	$2,094,021	$32.67
Pershing Square, L.P.	SL	Common Stock	12/24/2008	80,257	$2,622,166	$32.67
Pershing Square, L.P.	SL	Common Stock	12/24/2008	96,575	$3,155,310	$32.67
Pershing Square, L.P.	SL	Common Stock	12/24/2008	96,575	$3,155,310	$32.67
Pershing Square, L.P.	SL	Common Stock	12/24/2008	10,595	$346,161	$32.67
Pershing Square, L.P.	SL	Common Stock	12/26/2008	469,322	$15,204,399	$32.40
Pershing Square, L.P.	SL	Common Stock	12/26/2008	30,678	$993,860	$32.40
Pershing Square, L.P.	BY	Common Stock	2/3/2009	213,202	$6,845,916	$32.11
Pershing Square, L.P.	BY	Common Stock	2/4/2009	488,021	$15,304,339	$31.36
Pershing Square, L.P.	BY	Common Stock	2/6/2009	60,672	$3,415,362	$56.29	†
Pershing Square, L.P.	BY	Common Stock	4/1/2009	201,096	$6,915,691	$34.39

Name	Buy/Sell	Security	Trade Date	Quantity	Trade Amount	Per Share Cost

Pershing Square II, L.P.	BY	Common Stock	4/17/2007	409	$24,787	$60.60
Pershing Square II, L.P.	BY	Common Stock	4/17/2007	2,788	$169,005	$60.62
Pershing Square II, L.P.	BY	Common Stock	4/18/2007	2,665	$161,720	$60.68
Pershing Square II, L.P.	BY	Common Stock	4/18/2007	415	$25,216	$60.76
Pershing Square II, L.P.	BY	Common Stock	4/19/2007	1,808	$110,667	$61.21
Pershing Square II, L.P.	BY	Common Stock	4/19/2007	1,276	$77,651	$60.86
Pershing Square II, L.P.	BY	Common Stock	4/19/2007	630	$38,575	$61.23
Pershing Square II, L.P.	BY	Common Stock	4/20/2007	126	$7,809	$61.98
Pershing Square II, L.P.	SL	Common Stock	4/27/2007	126	$7,657	$60.77
Pershing Square II, L.P.	SL	Common Stock	4/27/2007	630	$38,285	$60.77
Pershing Square II, L.P.	SL	Common Stock	4/27/2007	1,808	$109,870	$60.77
Pershing Square II, L.P.	SL	Common Stock	4/27/2007	1,276	$77,541	$60.77
Pershing Square II, L.P.	SL	Common Stock	4/27/2007	415	$25,219	$60.77
Pershing Square II, L.P.	SL	Common Stock	4/27/2007	2,665	$161,950	$60.77
Pershing Square II, L.P.	SL	Common Stock	4/27/2007	2,788	$169,424	$60.77
Pershing Square II, L.P.	SL	Common Stock	4/27/2007	409	$24,855	$60.77
Pershing Square II, L.P.	BY	Common Stock	4/30/2007	3,768	$225,331	$59.80
Pershing Square II, L.P.	BY	Common Stock	4/30/2007	3,761	$225,307	$59.91
Pershing Square II, L.P.	BY	Common Stock	4/30/2007	321	$19,260	$60.00
Pershing Square II, L.P.	BY	Common Stock	5/1/2007	1,626	$95,796	$58.92
Pershing Square II, L.P.	BY	Common Stock	5/1/2007	536	$31,487	$58.74
Pershing Square II, L.P.	SL	Common Stock	5/2/2007	321	$18,923	$58.95
Pershing Square II, L.P.	SL	Common Stock	5/2/2007	3,761	$221,708	$58.95
Pershing Square II, L.P.	SL	Common Stock	5/2/2007	3,768	$222,120	$58.95
Pershing Square II, L.P.	SL	Common Stock	5/2/2007	1,626	$95,851	$58.95
Pershing Square II, L.P.	SL	Common Stock	5/2/2007	536	$31,597	$58.95
Pershing Square II, L.P.	BY	Common Stock	5/7/2007	1,255	$74,449	$59.32
Pershing Square II, L.P.	BY	Common Stock	5/8/2007	2,740	$162,164	$59.18
Pershing Square II, L.P.	BY	Common Stock	5/8/2007	3,530	$208,368	$59.03
Pershing Square II, L.P.	BY	Common Stock	5/8/2007	1,282	$75,529	$58.91
Pershing Square II, L.P.	BY	Common Stock	5/9/2007	2,115	$124,949	$59.08
Pershing Square II, L.P.	SL	Common Stock	5/11/2007	1,255	$73,103	$58.25
Pershing Square II, L.P.	SL	Common Stock	5/11/2007	2,740	$159,603	$58.25
Pershing Square II, L.P.	SL	Common Stock	5/11/2007	2,115	$123,197	$58.25
Pershing Square II, L.P.	SL	Common Stock	5/11/2007	3,530	$205,619	$58.25
Pershing Square II, L.P.	SL	Common Stock	5/11/2007	1,282	$74,675	$58.25
Pershing Square II, L.P.	BY	Common Stock	5/22/2007	7,174	$417,573	$58.21
Pershing Square II, L.P.	BY	Common Stock	5/22/2007	954	$55,454	$58.13
Pershing Square II, L.P.	BY	Common Stock	5/22/2007	2,544	$148,058	$58.20
Pershing Square II, L.P.	BY	Common Stock	1/11/2008	8,874	$443,256	$49.95
Pershing Square II, L.P.	BY	Common Stock	1/14/2008	5,344	$269,819	$50.49
Pershing Square II, L.P.	BY	Common Stock	1/15/2008	8,976	$447,633	$49.87
Pershing Square II, L.P.	BY	Common Stock	3/17/2008	3,061	$148,929	$48.65
Pershing Square II, L.P.	BY	Common Stock	3/18/2008	3,453	$173,759	$50.32
Pershing Square II, L.P.	BY	Common Stock	3/27/2008	22,063	$1,124,772	$50.98
Pershing Square II, L.P.	BY	Common Stock	3/28/2008	2,789	$139,931	$50.17
Pershing Square II, L.P.	BY	Common Stock	3/28/2008	5,735	$287,323	$50.10
Pershing Square II, L.P.	BY	Common Stock	3/28/2008	2,789	$138,925	$49.81
Pershing Square II, L.P.	BY	Common Stock	3/28/2008	2,789	$139,500	$50.02
Pershing Square II, L.P.	BY	Common Stock	3/31/2008	14,690	$744,489	$50.68
Pershing Square II, L.P.	BY	Common Stock	6/18/2008	1,313	$68,048	$51.83
Pershing Square II, L.P.	BY	Common Stock	6/18/2008	1,313	$67,942	$51.75
Pershing Square II, L.P.	BY	Common Stock	6/18/2008	1,270	$64,736	$50.97
Pershing Square II, L.P.	BY	Common Stock	2/3/2009	6,798	$218,284	$32.11
Pershing Square II, L.P.	BY	Common Stock	2/4/2009	11,979	$375,661	$31.36

			Trade		Trade	Per
Name	Buy/Sell	Security	Date	Quantity	Amount	Share Cost

Pershing Square IV-I Trade-Co, L.P.	BY	Common Stock	3/5/2009	100	$2,648	$26.48

			Trade		Trade	Per
Name	Buy/Sell	Security	Date	Quantity	Amount	Share Cost

Pershing Square IV Trade-Co, L.P.	BY	Common Stock	3/5/2009	100	$2,648	$26.48

			Trade		Trade	Per
Name	Buy/Sell	Security	Date	Quantity	Amount	Share Cost

Pershing Square International IV-I Trade-Co, Ltd.	BY	Common Stock	3/5/2009	100	$2,648	$26.48

			Trade		Trade	Per
Name	Buy/Sell	Security	Date	Quantity	Amount	Share Cost

Pershing Square International IV, Trade-Co, Ltd.	BY	Common Stock	3/5/2009	100	$2,648	$26.48

			Trade		Trade	Per
Name	Buy/Sell	Security	Date	Quantity	Amount	Share Cost

Pershing Square IV A, L.P.	BY	Common Stock	7/9/2007	602,076	$40,192,185	$66.76
Pershing Square IV A, L.P.	BY	Common Stock	7/10/2007	267,924	$17,677,438	$65.98
Pershing Square IV A, L.P.	BY	Common Stock	9/14/2007	313,100	$20,079,447	$64.13
Pershing Square IV A, L.P.	BY	Common Stock	9/17/2007	333,400	$21,309,528	$63.92
Pershing Square IV A, L.P.	BY	Common Stock	9/18/2007	4,600	$293,097	$63.72
Pershing Square IV A, L.P.	BY	Common Stock	9/25/2007	1,000,000	$61,746,800	$61.75
Pershing Square IV A, L.P.	SL	Common Stock	9/27/2007	602,076	$37,141,500	$61.69
Pershing Square IV A, L.P.	SL	Common Stock	9/27/2007	267,924	$16,527,979	$61.69
Pershing Square IV A, L.P.	SL	Common Stock	9/27/2007	313,100	$19,314,843	$61.69
Pershing Square IV A, L.P.	SL	Common Stock	9/27/2007	333,400	$20,567,131	$61.69
Pershing Square IV A, L.P.	SL	Common Stock	9/27/2007	4,600	$283,770	$61.69
Pershing Square IV A, L.P.	SL	Common Stock	9/27/2007	130,000	$8,019,577	$61.69
Pershing Square IV A, L.P.	BY	Common Stock	9/28/2007	1,000,000	$63,520,000	$63.52
Pershing Square IV A, L.P.	BY	Common Stock	11/20/2007	556,776	$28,549,190	$51.28
Pershing Square IV A, L.P.	BY	Common Stock	11/21/2007	443,224	$22,825,327	$51.50
Pershing Square IV A, L.P.	SL	Common Stock	11/21/2007	1,000,000	$53,569,180	$53.57
Pershing Square IV A, L.P.	SL	Common Stock	11/21/2007	870,000	$46,605,187	$53.57
Pershing Square IV A, L.P.	SL	Common Stock	11/21/2007	443,224	$23,743,146	$53.57
Pershing Square IV A, L.P.	SL	Common Stock	11/21/2007	556,776	$29,826,034	$53.57
Pershing Square IV A, L.P.	BY	Common Stock	11/23/2007	761,300	$42,955,591	$56.42
Pershing Square IV A, L.P.	BY	Common Stock	11/23/2007	122,900	$6,976,640	$56.77
Pershing Square IV A, L.P.	BY	Common Stock	12/4/2007	5,000,000	$297,150,000	$59.43
Pershing Square IV A, L.P.	SL	Common Stock	5/28/2008	5,000,000	$261,598,535	$52.32
Pershing Square IV A, L.P.	SL	Common Stock	5/28/2008	122,900	$6,430,092	$52.32
Pershing Square IV A, L.P.	SL	Common Stock	5/28/2008	761,300	$39,830,993	$52.32
Pershing Square IV A, L.P.	BY	Common Stock	11/19/2008	2,548,220	$68,700,011	$26.96
Pershing Square IV A, L.P.	SL	Common Stock	11/20/2008	149,000	$4,018,731	$26.97
Pershing Square IV A, L.P.	BY	Common Stock	11/26/2008	550,000	$19,019,000	$34.58
Pershing Square IV A, L.P.	BY	Common Stock	12/11/2008	1,325,000	$49,753,750	$37.55
Pershing Square IV A, L.P.	SL	Common Stock	12/12/2008	200,000	$7,149,000	$35.74
Pershing Square IV A, L.P.	SL	Common Stock	12/12/2008	150,755	$5,397,753	$35.80
Pershing Square IV A, L.P.	SL	Common Stock	12/12/2008	149,245	$5,343,687	$35.80
Pershing Square IV A, L.P.	SL	Common Stock	12/12/2008	1,125,000	$40,557,260	$36.05
Pershing Square IV A, L.P.	SL	Common Stock	12/12/2008	399,245	$14,393,141	$36.05
Pershing Square IV A, L.P.	SL	Common Stock	12/15/2008	55,600	$1,998,703	$35.95
Pershing Square IV A, L.P.	SL	Common Stock	12/15/2008	150,000	$5,254,546	$35.03
Pershing Square IV A, L.P.	SL	Common Stock	12/15/2008	796,800	$27,399,408	$34.39
Pershing Square IV A, L.P.	BY	Common Stock	12/18/2008	654,300	$23,672,378	$36.18
Pershing Square IV A, L.P.	BY	Common Stock	12/19/2008	200,000	$6,883,100	$34.42
Pershing Square IV A, L.P.	BY	Common Stock	12/22/2008	500,000	$16,455,900	$32.91
Pershing Square IV A, L.P.	SL	Common Stock	2/3/2009	654,300	$20,996,369	$32.09
Pershing Square IV A, L.P.	SL	Common Stock	2/3/2009	200,000	$6,417,964	$32.09
Pershing Square IV A, L.P.	SL	Common Stock	2/3/2009	500,000	$16,044,910	$32.09
Pershing Square IV A, L.P.	SL	Common Stock	2/3/2009	1,047,575	$33,616,493	$32.09
Pershing Square IV A, L.P.	SL	Common Stock	2/3/2009	200,000	$6,255,245	$31.28

						Per
			Trade		Trade	Share
Name	Buy/Sell	Security	Date	Quantity	Amount	Cost

Pershing Square IVC, L.P.	BY	Common Stock	12/4/2007	250,000	$14,765,950	$59.07
Pershing Square IVC, L.P.	BY	Common Stock	12/4/2007	250,000	$14,920,075	$59.68
Pershing Square IVC, L.P.	BY	Common Stock	12/6/2007	509,589	$28,791,728	$56.50

† Reflects a distribution from Pershing Square IV C, L.P.

Stock-Settled Options

			Trade		Trade	Expiration	Strike
Name	Buy/Sell	Security	Date	Quantity	Amount	Date	Price

Pershing Square International, Ltd.	BY	Stock-Settled OTC Call Option	4/27/2007	3,484,289	$59,196,837	October 17, 2008	$48.56
Pershing Square International, Ltd.	BY	Stock-Settled OTC Call Option	5/11/2007	3,272,126	$56,302,163	January 16, 2009	$46.56
Pershing Square International, Ltd.	BY	Stock-Settled OTC Call Option	5/16/2007	2,958,275	$50,431,193	January 16, 2009	$46.07
Pershing Square International, Ltd.	SL	Stock-Settled OTC Call Option	1/11/2008	1,455,482	$12,780,587	October 17, 2008	$48.56
Pershing Square International, Ltd.	SL	Stock-Settled OTC Call Option	1/14/2008	1,037,197	$9,407,377	October 17, 2008	$48.56
Pershing Square International, Ltd.	SL	Stock-Settled OTC Call Option	1/15/2008	991,610	$8,601,622	October 17, 2008	$48.56
Pershing Square International, Ltd.	SL	Stock-Settled OTC Call Option	3/27/2008	2,958,275	$31,978,953	January 16, 2009	$46.07
Pershing Square International, Ltd.	SL	Stock-Settled OTC Call Option	3/28/2008	736,022	$7,253,497	January 16, 2009	$46.56
Pershing Square International, Ltd.	SL	Stock-Settled OTC Call Option	3/31/2008	2,536,104	$26,192,375	January 16, 2009	$46.56
Pershing Square International, Ltd.	BY	Stock-Settled Listed Call Option	9/22/2008	12,825	$21,481,875	January 15, 2010	$40.00

			Trade		Trade	Expiration	Strike
Name	Buy/Sell	Security	Date	Quantity	Amount	Date	Price

Pershing Square, L.P.	BY	Stock-Settled OTC Call Option	4/27/2007	2,626,851	$44,629,268	October 17, 2008	$48.56
Pershing Square, L.P.	BY	Stock-Settled OTC Call Option	5/11/2007	2,468,227	$42,469,795	January 16, 2009	$46.56
Pershing Square, L.P.	BY	Stock-Settled OTC Call Option	5/16/2007	2,230,785	$38,029,307	January 16, 2009	$46.07
Pershing Square, L.P.	SL	Stock-Settled OTC Call Option	1/11/2008	1,030,433	$9,048,232	October 17, 2008	$48.56
Pershing Square, L.P.	SL	Stock-Settled OTC Call Option	1/14/2008	733,980	$6,657,199	October 17, 2008	$48.56
Pershing Square, L.P.	SL	Stock-Settled OTC Call Option	1/15/2008	862,438	$7,481,132	October 17, 2008	$48.56
Pershing Square, L.P.	SL	Stock-Settled OTC Call Option	3/27/2008	2,230,785	$24,114,786	January 16, 2009	$47.07
Pershing Square, L.P.	SL	Stock-Settled OTC Call Option	3/28/2008	530,821	$5,231,241	January 16, 2009	$46.56
Pershing Square, L.P.	SL	Stock-Settled OTC Call Option	3/31/2008	1,937,406	$20,009,142	January 16, 2009	$46.56
Pershing Square, L.P.	BY	Stock-Settled Listed Call Option	9/22/2008	6,454	$10,810,450	January 15, 2010	$40.00

			Trade		Trade		Strike
Name	Buy/Sell	Security	Date	Quantity	Amount	Expiration Date	Price

Pershing Square II, L.P.	BY	Stock-Settled OTC Call Option	4/27/2007	39,493	$670,972	October 17, 2008	$48.56
Pershing Square II, L.P.	BY	Stock-Settled OTC Call Option	5/11/2007	37,052	$637,539	January 16, 2009	$46.56
Pershing Square II, L.P.	BY	Stock-Settled OTC Call Option	5/16/2007	33,535	$571,688	January 16, 2009	$46.07
Pershing Square II, L.P.	BY	Stock-Settled Listed Call Option	7/16/2007	120	$331,380	January 17, 2009	$45.00
Pershing Square II, L.P.	SL	Stock-Settled OTC Call Option	1/11/2008	14,085	$123,680	October 17, 2008	$48.56
Pershing Square II, L.P.	SL	Stock-Settled OTC Call Option	1/14/2008	10,073	$91,362	October 17, 2008	$48.56
Pershing Square II, L.P.	SL	Stock-Settled OTC Call Option	1/15/2008	15,335	$133,022	October 17, 2008	$48.56
Pershing Square II, L.P.	SL	Stock-Settled OTC Call Option	3/27/2008	33,535	$362,513	January 16, 2009	$46.07
Pershing Square II, L.P.	SL	Stock-Settled OTC Call Option	3/28/2008	8,157	$80,387	January 16, 2009	$46.56
Pershing Square II, L.P.	SL	Stock-Settled OTC Call Option	3/31/2008	28,895	$298,422	January 16, 2009	$46.56
Pershing Square II, L.P.	BY	Stock-Settled Listed Call Option	9/22/2008	729	$1,221,075	January 15, 2010	$40.00
Pershing Square II, L.P.	BY	Stock-Settled Listed Call Option	12/30/2008	849	$987,107	January 22, 2011	$35.00
Pershing Square II, L.P.	SL	Stock-Settled Listed Call Option	12/30/2008	729	$550,173	January 15, 2010	$40.00
Pershing Square II, L.P.	SL	Stock-Settled Listed Call Option	12/30/2008	120	$1,140	January 17, 2009	$45.00

			Trade		Trade		Strike
Name	Buy/Sell	Security	Date	Quantity	Amount	Expiration Date	Price

Pershing Square IV-I Trade-Co, L.P.	BY	Stock-Settled OTC Call Option	2/3/2009	785,103	$7,497,812	January 31, 2011	$35.00
Pershing Square IV-I Trade-Co, L.P.	SS	Stock-Settled OTC Call Option	2/3/2009	785,103	$1,645,654	January 31, 2011	$65.00

			Trade		Trade		Strike
Name	Buy/Sell	Security	Date	Quantity	Amount	Expiration Date	Price

Pershing Square IV-I Trade-Co, L.P.	BY	Stock-Settled OTC Call Option	2/4/2009	879,315	$8,721,549	January 14, 2011	$35.00
Pershing Square IV-I Trade-Co, L.P.	SS	Stock-Settled OTC Call Option	2/4/2009	879,315	$2,161,545	January 14, 2011	$65.00
Pershing Square IV-I Trade-Co, L.P.	BY	Stock-Settled OTC Call Option	3/1/2009	1,406,282	$8,120,312	January 31, 2011	$35.00
Pershing Square IV-I Trade-Co, L.P.	SS	Stock-Settled OTC Call Option	3/1/2009	1,406,282	$891,771	January 31, 2011	$65.00
Pershing Square IV-I Trade-Co, L.P.	BY	Stock-Settled OTC Call Option	3/1/2009	1,575,036	$8,919,476	January 14, 2011	$35.00
Pershing Square IV-I Trade-Co, L.P.	SS	Stock-Settled OTC Call Option	3/1/2009	1,575,036	$1,016,323	January 14, 2011	$65.00
Pershing Square IV-I Trade-Co, L.P.	BY	Stock-Settled OTC Call Option	4/9/09	877,982	$649,707	June 18, 2010	$70.00
Pershing Square IV-I Trade-Co, L.P.	SS	Stock-Settled OTC Call Option	4/9/09	877,982	$421,431	June 18, 2010	$72.61

			Trade		Trade		Strike
Name	Buy/Sell	Security	Date	Quantity	Amount	Expiration Date	Price

Pershing Square IV Trade-Co, L.P.	BY	Stock-Settled OTC Call Option	2/3/2009	6,512,152	$62,191,703	January 31, 2011	$35.00
Pershing Square IV Trade-Co, L.P.	SS	Stock-Settled OTC Call Option	2/3/2009	6,512,152	$13,650,122	January 31, 2011	$65.00
Pershing Square IV Trade-Co, L.P.	BY	Stock-Settled OTC Call Option	2/4/2009	7,293,610	$72,342,192	January 14, 2011	$35.00
Pershing Square IV Trade-Co, L.P.	SS	Stock-Settled OTC Call Option	2/4/2009	7,293,610	$17,929,256	January 14, 2011	$65.00
Pershing Square IV Trade-Co, L.P.	SL	Stock-Settled OTC Call Option	3/1/2009	1,406,282	$8,120,312	January 31, 2011	$35.00
Pershing Square IV Trade-Co, L.P.	CS	Stock-Settled OTC Call Option	3/1/2009	1,406,282	$891,771	January 31, 2011	$65.00
Pershing Square IV Trade-Co, L.P.	SL	Stock-Settled OTC Call Option	3/1/2009	2,167,527	$12,515,978	January 31, 2011	$35.00
Pershing Square IV Trade-Co, L.P.	CS	Stock-Settled OTC Call Option	3/1/2009	2,167,527	$1,374,502	January 31, 2011	$65.00
Pershing Square IV Trade-Co, L.P.	SL	Stock-Settled OTC Call Option	3/1/2009	1,575,036	$8,919,476	January 14, 2011	$35.00
Pershing Square IV Trade-Co, L.P.	CS	Stock-Settled OTC Call Option	3/1/2009	1,575,036	$1,016,323	January 14, 2011	$65.00
Pershing Square IV Trade-Co, L.P.	SL	Stock-Settled OTC Call Option	3/1/2009	2,427,629	$13,747,663	January 14, 2011	$35.00
Pershing Square IV Trade-Co, L.P.	CS	Stock-Settled OTC Call Option	3/1/2009	2,427,629	$1,566,475	January 14, 2011	$65.00
Pershing Square IV Trade-Co, L.P.	BY	Stock-Settled OTC Call Option	4/9/09	1,177,367	$871,252	June 18, 2010	$70.00
Pershing Square IV Trade-Co, L.P.	SS	Stock-Settled OTC Call Option	4/9/09	1,177,367	$565,136	June 18, 2010	$72.61

			Trade		Trade		Strike
Name	Buy/Sell	Security	Date	Quantity	Amount	Expiration Date	Price

Pershing Square International IV-I Trade-Co, Ltd.	BY	Stock-Settled OTC Call Option	2/3/2009	1,164,024	$11,116,546	January 31, 2011	$35.00
Pershing Square International IV-I Trade-Co, Ltd.	SS	Stock-Settled OTC Call Option	2/3/2009	1,164,024	$2,439,911	January 31, 2011	$65.00
Pershing Square International IV-I Trade-Co, Ltd.	BY	Stock-Settled OTC Call Option	2/4/2009	1,303,707	$12,930,911	January 14, 2011	$35.00
Pershing Square International IV-I Trade-Co, Ltd.	SS	Stock-Settled OTC Call Option	2/4/2009	1,303,707	$3,204,791	January 14, 2011	$65.00
Pershing Square International IV-I Trade-Co, Ltd.	BY	Stock-Settled OTC Call Option	3/1/2009	2,167,527	$12,515,978	January 31, 2011	$35.00
Pershing Square International IV-I Trade-Co, Ltd.	SS	Stock-Settled OTC Call Option	3/1/2009	2,167,527	$1,374,502	January 31, 2011	$65.00
Pershing Square International IV-I Trade-Co, Ltd.	BY	Stock-Settled OTC Call Option	3/1/2009	2,532,185	$14,621,627	January 31, 2011	$35.00
Pershing Square International IV-I Trade-Co, Ltd.	SS	Stock-Settled OTC Call Option	3/1/2009	2,532,185	$1,605,744	January 31, 2011	$65.00
Pershing Square International IV-I Trade-Co, Ltd.	BY	Stock-Settled OTC Call Option	3/1/2009	2,427,629	$13,747,663	January 14, 2011	$35.00
Pershing Square International IV-I Trade-Co, Ltd.	SS	Stock-Settled OTC Call Option	3/1/2009	2,427,629	$1,566,475	January 14, 2011	$65.00
Pershing Square International IV-I Trade-Co, Ltd.	BY	Stock-Settled OTC Call Option	3/1/2009	2,836,048	$16,060,625	January 14, 2011	$35.00
Pershing Square International IV-I Trade-Co, Ltd.	SS	Stock-Settled OTC Call Option	3/1/2009	2,836,048	$1,830,016	January 14, 2011	$65.00
Pershing Square International IV-I Trade-Co, Ltd.	BY	Stock-Settled OTC Call Option	4/1/2009	160,218	$1,501,443	January 31, 2011	$35.00
Pershing Square International IV-I Trade-Co, Ltd.	SS	Stock-Settled OTC Call Option	4/1/2009	160,218	$266,195	January 31, 2011	$65.00
Pershing Square International IV-I Trade-Co, Ltd.	BY	Stock-Settled OTC Call Option	4/1/2009	179,444	$1,668,004	January 14, 2011	$35.00
Pershing Square International IV-I Trade-Co, Ltd.	SS	Stock-Settled OTC Call Option	4/1/2009	179,444	$294,450	January 14, 2011	$65.00
Pershing Square International IV-I Trade-Co, Ltd.	BY	Stock-Settled OTC Call Option	4/9/2009	2,413,684	$1,786,126	June 18, 2010	$70.00
Pershing Square International IV-I Trade-Co, Ltd.	SS	Stock-Settled OTC Call Option	4/9/2009	2,413,684	$1,158,568	June 18, 2010	$72.61

			Trade		Trade		Strike
Name	Buy/Sell	Security	Date	Quantity	Amount	Expiration Date	Price

Pershing Square International IV Trade-Co, Ltd.	BY	Stock-Settled OTC Call Option	2/3/2009	4,038,721	$38,570,189	January 31, 2011	$35.00
Pershing Square International IV Trade-Co, Ltd.	SS	Stock-Settled OTC Call Option	2/3/2009	4,038,721	$8,465,563	January 31, 2011	$65.00
Pershing Square International IV Trade-Co, Ltd.	BY	Stock-Settled OTC Call Option	2/4/2009	4,523,368	$44,865,349	January 14, 2011	$35.00
Pershing Square International IV Trade-Co, Ltd.	SS	Stock-Settled OTC Call Option	2/4/2009	4,523,368	$11,119,408	January 14, 2011	$65.00

			Trade		Trade		Strike
Name	Buy/Sell	Security	Date	Quantity	Amount	Expiration Date	Price

Pershing Square International IV Trade-Co, Ltd.	SL	Stock-Settled OTC Call Option	3/1/2009	2,532,185	$14,621,627	January 31, 2011	$35.00
Pershing Square International IV Trade-Co, Ltd.	CS	Stock-Settled OTC Call Option	3/1/2009	2,532,185	$1,605,744	January 31, 2011	$65.00
Pershing Square International IV Trade-Co, Ltd.	SL	Stock-Settled OTC Call Option	3/1/2009	2,836,048	$16,060,625	January 14, 2011	$35.00
Pershing Square International IV Trade-Co, Ltd.	CS	Stock-Settled OTC Call Option	3/1/2009	2,836,048	$1,830,016	January 14, 2011	$65.00
Pershing Square International IV Trade-Co, Ltd.	SL	Stock-Settled OTC Call Option	4/1/2009	160,218	$1,501,443	January 31, 2011	$35.00
Pershing Square International IV Trade-Co, Ltd.	CS	Stock-Settled OTC Call Option	4/1/2009	160,218	$266,195	January 31, 2011	$64.00
Pershing Square International IV Trade-Co, Ltd.	SL	Stock-Settled OTC Call Option	4/1/2009	179,444	$1,668,004	January 14, 2011	$35.00
Pershing Square International IV Trade-Co, Ltd.	CS	Stock-Settled OTC Call Option	4/1/2009	179,444	$294,450	January 14, 2011	$64.00
Pershing Square International IV Trade-Co, Ltd.	BY	Stock-Settled OTC Call Option	4/9/2009	539,454	$399,196	June 18, 2010	$70.00
Pershing Square International IV Trade-Co, Ltd.	SS	Stock-Settled OTC Call Option	4/9/2009	539,454	$258,938	June 18, 2010	$72.61

			Trade		Trade		Strike
Name	Buy/Sell	Security	Date	Quantity	Amount	Expiration Date	Price

Pershing Square IV A, L.P.	BY	Stock-Settled OTC Call Option	6/8/2007	5,000,000	$95,495,000	January 16, 2009	$50.54
Pershing Square IV A, L.P.	BY	Stock-Settled OTC Call Option	6/13/2007	5,000,000	$146,550,000	December 14, 2007	$34.59
Pershing Square IV A, L.P.	BY	Stock-Settled OTC Call Option	6/20/2007	13,700,000	$263,314,000	December 19, 2008	$51.07
Pershing Square IV A, L.P.	BY	Stock-Settled OTC Call Option	7/5/2007	14,500,000	$264,301,650	October 2, 2008	$51.08
Pershing Square IV A, L.P.	BY	Stock-Settled OTC Call Option	7/5/2007	14,500,000	$290,504,600	April 2, 2009	$51.04
Pershing Square IV A, L.P.	BY	Stock-Settled OTC Call Option	7/9/2007	4,681,359	$88,711,753	October 6, 2008	$53.12
Pershing Square IV A, L.P.	BY	Stock-Settled OTC Call Option	7/9/2007	4,681,359	$97,512,708	April 6, 2009	$53.08
Pershing Square IV A, L.P.	SL	Stock-Settled OTC Call Option	12/4/2007	5,000,000	$124,320,500	December 14, 2007	$34.59
Pershing Square IV A, L.P.	SL	Stock-Settled OTC Call Option	2/22/2008	4,500,000	$33,834,150	October 2, 2008	$51.08
Pershing Square IV A, L.P.	SL	Stock-Settled OTC Call Option	2/25/2008	4,681,359	$33,776,005	October 6, 2008	$53.12
Pershing Square IV A, L.P.	SL	Stock-Settled OTC Call Option	2/27/2008	2,760,000	$24,732,636	October 2, 2008	$51.08
Pershing Square IV A, L.P.	SL	Stock-Settled OTC Call Option	4/8/2008	7,240,000	$54,300,000	October 2, 2008	$51.08
Pershing Square IV A, L.P.	BY	Stock-Settled OTC Call Option	4/8/2008	7,240,000	$99,550,000	January 15, 2010	$51.03	*
Pershing Square IV A, L.P.	SL	Stock-Settled OTC Call Option	4/23/2008	2,500,000	$19,221,750	December 19, 2008	$51.07
Pershing Square IV A, L.P.	BY	Stock-Settled OTC Call Option	4/23/2008	2,500,000	$26,729,750	June 19, 2009	$51.01	*
Pershing Square IV A, L.P.	SL	Stock-Settled OTC Call Option	4/29/2008	1,500,000	$12,956,250	December 19, 2008	$51.07
Pershing Square IV A, L.P.	BY	Stock-Settled OTC Call Option	4/29/2008	1,500,000	$17,505,000	June 19, 2009	$51.01	*
Pershing Square IV A, L.P.	SL	Stock-Settled OTC Call Option	5/9/2008	1,000,000	$7,132,900	December 19, 2008	$51.07
Pershing Square IV A, L.P.	BY	Stock-Settled OTC Call Option	5/9/2008	1,000,000	$10,157,700	June 19, 2009	$51.01	*
Pershing Square IV A, L.P.	SL	Stock-Settled OTC Call Option	7/11/2008	8,700,000	$28,240,200	December 19, 2008	$51.07
Pershing Square IV A, L.P.	BY	Stock-Settled OTC Call Option	7/11/2008	8,700,000	$120,234,000	January 15, 2010	$40.00
Pershing Square IV A, L.P.	SL	Stock-Settled OTC Call Option	11/26/2008	5,000,000	$2,119,000	January 16, 2009	$50.54
Pershing Square IV A, L.P.	SL	Stock-Settled OTC Call Option	12/11/2008	4,681,359	$11,309,227	April 6, 2009	$53.08
Pershing Square IV A, L.P.	SL	Stock-Settled OTC Call Option	2/3/2009	7,247,394	$14,267,945	January 15, 2010	$51.03	*
Pershing Square IV A, L.P.	SL	Stock-Settled OTC Call Option	2/3/2009	8,700,000	$35,670,000	January 15, 2010	$40.00
Pershing Square IV A, L.P.	SL	Stock-Settled OTC Call Option	2/26/2009	14,500,000	$145,000	April 2, 2009	$51.04
Pershing Square IV A, L.P.	SL	Stock-Settled OTC Call Option	4/9/2009	5,008,487	$1,302,206	June 19, 2009	$50.98	*

*	Subject shares and/or strike prices may vary from prior Pershing Square Schedule 13D disclosures as such options had self-executing adjustments on account of dividends paid.

Cash-Settled Options

			Trade		Trade		Strike
Name	Buy/Sell	Security	Date	Quantity	Amount	Expiration Date	Price

Pershing Square International, Ltd.	BY	Cash-Settled OTC Call Option	12/20/2007	1,100,379	$20,342,597	January 15, 2010	$40.06	*
Pershing Square International, Ltd.	BY	Cash-Settled OTC Call Option	12/21/2007	274,508	$4,776,439	January 15, 2010	$42.72	*
Pershing Square International, Ltd.	BY	Cash-Settled OTC Call Option	12/21/2007	351,409	$6,012,608	January 15, 2010	$42.77	*
Pershing Square International, Ltd.	BY	Cash-Settled OTC Call Option	12/21/2007	58,568	$1,017,970	January 15, 2010	$42.75	*
Pershing Square International, Ltd.	BY	Cash-Settled OTC Call Option	12/21/2007	29,284	$550,598	January 15, 2010	$40.39	*

			Trade		Trade		Strike
Name	Buy/Sell	Security	Date	Quantity	Amount	Expiration Date	Price

Pershing Square International, Ltd.	SL	Cash-Settled OTC Call Option	9/22/2008	1,100,808	$18,510,576	January 15, 2010	$40.06	*

			Trade		Trade		Strike
Name	Buy/Sell	Security	Date	Quantity	Amount	Expiration Date	Price

Pershing Square, L.P.	BY	Cash-Settled OTC Call Option	12/20/2007	873,064	$16,140,247	January 15, 2010	$46.06	*
Pershing Square, L.P.	BY	Cash-Settled OTC Call Option	12/21/2007	221,837	$3,859,964	January 15, 2010	$42.72	*
Pershing Square, L.P.	BY	Cash-Settled OTC Call Option	12/21/2007	244,900	$4,190,239	January 15, 2010	$42.77	*
Pershing Square, L.P.	BY	Cash-Settled OTC Call Option	12/21/2007	40,817	$709,440	January 15, 2010	$42.75	*
Pershing Square, L.P.	BY	Cash-Settled OTC Call Option	12/21/2007	20,408	$383,711	January 15, 2010	$40.39	*
Pershing Square, L.P.	SL	Cash-Settled OTC Call Option	9/22/2008	873,404	$14,686,683	January 15, 2010	$40.06	*

			Trade		Trade		Strike
Name	Buy/Sell	Security	Date	Quantity	Amount	Expiration Date	Price

Pershing Square II, L.P.	BY	Cash-Settled OTC Call Option	12/20/2007	26,557	$490,957	January 15, 2010	$40.06	*
Pershing Square II, L.P.	BY	Cash-Settled OTC Call Option	12/21/2007	3,655	$63,597	January 15, 2010	$42.72	*
Pershing Square II, L.P.	BY	Cash-Settled OTC Call Option	12/21/2007	3,691	$63,153	January 15, 2010	$42.77	*
Pershing Square II, L.P.	BY	Cash-Settled OTC Call Option	12/21/2007	615	$10,689	January 15, 2010	$42.75	*
Pershing Square II, L.P.	BY	Cash-Settled OTC Call Option	12/21/2007	308	$5,791	January 15, 2010	$40.39	*
Pershing Square II, L.P.	SL	Cash-Settled OTC Call Option	9/22/2008	26,567	$446,742	January 15, 2010	$40.06	*

			Trade		Trade		Strike
Name	Buy/Sell	Security	Date	Quantity	Amount	Expiration Date	Price

Pershing Square IV A, L.P.	BY	Cash-Settled OTC Call Option	11/21/2007	6,850,000	$112,956,500	11/20/2009	$44.95	*
Pershing Square IV A, L.P.	BY	Cash-Settled OTC Call Option	11/21/2007	5,352,800	$97,099,792	11/20/2009	$44.95	*
Pershing Square IV A, L.P.	BY	Cash-Settled OTC Call Option	12/20/2007	6,451,613	$124,747,099	1/15/2010	$41.57	*
Pershing Square IV A, L.P.	BY	Cash-Settled OTC Call Option	7/11/2008	4,800,000	$69,888,000	3/19/2010	$40.00
Pershing Square IV A, L.P.	SL	Cash-Settled OTC Call Option	2/3/2009	3,500,000	$7,875,000	11/20/2009	$44.95	*
Pershing Square IV A, L.P.	SL	Cash-Settled OTC Call Option	2/3/2009	5,358,266	$13,606,245	11/20/2009	$44.95	*
Pershing Square IV A, L.P.	SL	Cash-Settled OTC Call Option	2/3/2009	6,458,201	$25,372,334	1/15/2010	$41.57	*
Pershing Square IV A, L.P.	SL	Cash-Settled OTC Call Option	2/4/2009	3,356,995	$7,056,403	11/20/2009	$44.95	*
Pershing Square IV A, L.P.	SL	Cash-Settled OTC Call Option	2/10/2009	4,800,000	$20,630,400	3/19/2010	$40.00

*	Subject shares and/or strike prices may vary from prior Pershing Square Schedule 13D disclosures as such options had self-executing adjustments on account of dividends paid.

Total- Return Swaps

						Unit
Name	Buy/Sell	Security	Trade Date	Expiration Date	Quantity	Price

Pershing Square International, Ltd.	BY	Cash-Settled Total Return Swap	5/2/2007	June 19, 2008	1,458,261	$59.12
Pershing Square International, Ltd.	SL	Cash-Settled Total Return Swap	5/11/2007	June 19, 2008	1,458,261	$58.25
Pershing Square International, Ltd.	BY	Cash-Settled Total Return Swap	1/4/2008	July 31, 2009	503,761	$49.33
Pershing Square International, Ltd.	BY	Cash-Settled Total Return Swap	1/10/2008	July 31, 2009	585,658	$51.21
Pershing Square International, Ltd.	BY	Cash-Settled Total Return Swap	1/11/2008	July 31, 2009	298,731	$49.98
Pershing Square International, Ltd.	SL	Cash-Settled Total Return Swap	3/17/2008	July 31, 2009	298,731	$48.69
Pershing Square International, Ltd.	SL	Cash-Settled Total Return Swap	3/18/2008	July 31, 2009	585,658	$50.32
Pershing Square International, Ltd.	SL	Cash-Settled Total Return Swap	3/19/2008	July 31, 2009	503,761	$51.19

						Unit
Name	Buy/Sell	Security	Trade Date	Expiration Date	Quantity	Price

Pershing Square, L.P.	BY	Cash-Settled Total Return Swap	5/2/2007	June 19, 2008	1,100,051	$59.12
Pershing Square, L.P.	SL	Cash-Settled Total Return Swap	5/11/2007	June 19, 2008	1,100,051	$58.25
Pershing Square, L.P.	BY	Cash-Settled Total Return Swap	1/4/2008	July 31, 2009	496,239	$49.33
Pershing Square, L.P.	BY	Cash-Settled Total Return Swap	1/10/2008	July 31, 2009	412,114	$51.21
Pershing Square, L.P.	BY	Cash-Settled Total Return Swap	1/11/2008	July 31, 2009	197,443	$49.98
Pershing Square, L.P.	SL	Cash-Settled Total Return Swap	3/17/2008	July 31, 2009	197,443	$48.69
Pershing Square, L.P.	SL	Cash-Settled Total Return Swap	3/18/2008	July 31, 2009	412,114	$50.32
Pershing Square, L.P.	SL	Cash-Settled Total Return Swap	3/19/2008	July 31, 2009	496,239	$51.19

						Unit
Name	Buy/Sell	Security	Trade Date	Expiration Date	Quantity	Price

Pershing Square II, L.P.	BY	Cash-Settled Total Return Swap	5/2/2007	June 19, 2008	16,688	$59.12
Pershing Square II, L.P.	SL	Cash-Settled Total Return Swap	5/11/2007	June 19, 2008	16,688	$58.25
Pershing Square II, L.P.	BY	Cash-Settled Total Return Swap	1/10/2008	July 31, 2009	2,228	$51.21
Pershing Square II, L.P.	BY	Cash-Settled Total Return Swap	1/11/2008	July 31, 2009	3,826	$49.98
Pershing Square II, L.P.	SL	Cash-Settled Total Return Swap	3/17/2008	July 31, 2009	3,826	$48.69
Pershing Square II, L.P.	SL	Cash-Settled Total Return Swap	3/18/2008	July 31, 2009	2,228	$50.32

						Unit
Name	Buy/Sell	Security	Trade Date	Expiration Date	Quantity	Price

Pershing Square IV A, L.P.	BY	Cash-Settled Total Return Swap	6/5/2007	June 12, 2009	5,000,000	$63.35
Pershing Square IV A, L.P.	BY	Cash-Settled Total Return Swap	9/27/2007	October 20, 2009	1,651,100	$61.70
Pershing Square IV A, L.P.	SL	Cash-Settled Total Return Swap	10/17/2007	October 20, 2009	1,651,100	$61.70
Pershing Square IV A, L.P.	BY	Cash-Settled Total Return Swap	10/17/2007	October 20, 2009	1,651,100	$63.65
Pershing Square IV A, L.P.	SL	Cash-Settled Total Return Swap	11/16/2007	October 20, 2009	1,651,100	$55.00
Pershing Square IV A, L.P.	BY	Cash-Settled Total Return Swap	11/16/2007	February 17, 2009	4,000,000	$54.96
Pershing Square IV A, L.P.	BY	Cash-Settled Total Return Swap	11/20/2007	February 17, 2009	1,000,000	$52.47
Pershing Square IV A, L.P.	SL	Cash-Settled Total Return Swap	11/21/2007	June 12, 2009	5,000,000	$51.11
Pershing Square IV A, L.P.	SL	Cash-Settled Total Return Swap	12/17/2007	February 17, 2009	1,000,000	$52.05
Pershing Square IV A, L.P.	SL	Cash-Settled Total Return Swap	12/20/2007	February 17, 2009	4,000,000	$51.98
Pershing Square IV A, L.P.	BY	Stock-Settled Total Return Swap	2/22/2008	March 24, 2010	4,090,500	$51.82
Pershing Square IV A, L.P.	BY	Stock-Settled Total Return Swap	2/25/2008	March 17, 2010	3,260,400	$53.17
Pershing Square IV A, L.P.	BY	Stock-Settled Total Return Swap	2/27/2008	March 17, 2010	1,849,100	$54.83
Pershing Square IV A, L.P.	BY	Cash-Settled Total Return Swap	5/28/2008	February 3, 2011	5,884,200	$52.32
Pershing Square IV A, L.P.	SL	Cash-Settled Total Return Swap	7/11/2008	February 3, 2011	5,884,200	$44.70
Pershing Square IV A, L.P.	SL	Stock-Settled Total Return Swap	9/19/2008	March 17, 2010	606,600	$26.96
Pershing Square IV A, L.P.	SL	Stock-Settled Total Return Swap	11/19/2008	March 24, 2010	4,090,500	$26.96
Pershing Square IV A, L.P.	SL	Stock-Settled Total Return Swap	11/19/2008	March 17, 2010	3,260,400	$26.96
Pershing Square IV A, L.P.	SL	Stock-Settled Total Return Swap	11/19/2008	March 17, 2010	1,242,500	$26.96

IMPORTANT

1. If your shares are held in your own name, please mark, date and mail the enclosed GOLD proxy card to our Proxy Solicitor, D.F. King & Co., Inc., in the postage-paid envelope provided.

2. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions for a GOLD proxy card to be signed representing your shares.

3. If you have already submitted a white proxy card to Target for the 2009 Annual Meeting, you may change your vote to a vote “FOR” the election of the Nominees for Shareholder Choice by marking, signing, dating and returning the enclosed GOLD proxy card for the 2009 Annual Meeting, which must be dated after any proxy you may have submitted to Target. ONLY YOUR LATEST DATED PROXY FOR THE ANNUAL MEETING WILL COUNT AT THE 2009 ANNUAL MEETING.

If you have any questions or require any assistance in executing your proxy, please call:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Toll-free: (800) 290-6427
Banks and brokers: (212) 269-5550

PROXY CARD

TARGET CORPORATION
2009 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF PERSHING SQUARE, L.P., PERSHING
SQUARE II, L.P., PERSHING SQUARE IV TRADE-CO, L.P., PERSHING SQUARE IV-I
TRADE-CO, L.P., PERSHING SQUARE INTERNATIONAL, LTD., PERSHING
SQUARE INTERNATIONAL IV TRADE-CO, LTD., PERSHING SQUARE
INTERNATIONAL IV-I TRADE-CO, LTD., PERSHING SQUARE CAPITAL MANAGEMENT, L.P.,
PS MANAGEMENT GP, LLC, PERSHING SQUARE GP, LLC AND
PERSHING SQUARE HOLDINGS GP, LLC

The undersigned hereby appoints WILLIAM A. ACKMAN, ALI NAMVAR and ROY J. KATZOVICZ and each of them, jointly and severally, as proxies with full power of substitution, and hereby authorizes them to attend the 2009 annual meeting of shareholders of Target Corporation, to be held on Thursday, May 28, 2009, at 1:00 p.m. Central Daylight Time, at the Target Store, 1250 West Sunset Drive, Waukesha, Wisconsin, and any adjournment or postponement thereof, to vote on behalf of the undersigned all shares of common stock of Target Corporation held of record by the undersigned on March 30, 2009 at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting, as specified below subject to the condition set forth in the next two sentences.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted (i) “AGAINST” the proposal to determine that the size of the board of directors of Target Corporation is 12, (ii) “FOR” the election of William A. Ackman, Michael L. Ashner, James L. Donald and Richard W. Vague as directors of Target Corporation, (iii) “FOR” the election of Ronald J. Gilson as a director of Target Corporation, (iv) “FOR” the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Independent Registered public accounting firm and (v) “FOR” the approval of the performance measures available under the Target Corporation Long-Term Incentive Plan, and the proxy holders intend to “ABSTAIN” from voting this proxy on the shareholder proposal regarding annual advisory vote on executive compensation. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment or postponement thereof. This proxy revokes any previously executed proxy with respect to all proposals.

YOUR VOTE IS VERY IMPORTANT — PLEASE VOTE YOUR PROXY TODAY.

The undersigned hereby acknowledges receipt of the proxy statement dated May 1, 2009 of Pershing Square, L.P., Pershing Square II, L.P., Pershing Square IV Trade-Co, L.P., Pershing Square IV-I Trade-Co, L.P., Pershing Square International, Ltd., Pershing Square International IV Trade-Co, Ltd., Pershing Square International IV-I Trade-Co, Ltd., Pershing Square Capital Management, L.P., PS Management GP, LLC, Pershing Square GP, LLC and Pershing Square Holdings GP, LLC and revokes any previously executed proxy with respect to all proposals.

VOTE BY INTERNET	VOTE BY TELEPHONE	VOTE BY MAIL

Have this proxy card available when you access the website
https://www.tabulationsplus.com/tgt
and follow the simple instructions presented to you. You may elect to receive an e-mail confirmation of your vote.	Have this proxy card available when you call the Toll-Free number (866) 395-9261 using a touch-tone telephone and follow the simple instructions presented to you.	Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to:
Pershing Square Capital Management, L.P.,
c/o D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

In order to vote by Internet or by telephone, you must vote no later than
1:00 p.m. Eastern Daylight Time on May 28, 2009.

Your Internet or telephone vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

UNLESS YOU HAVE VOTED BY TELEPHONE OR ON THE INTERNET, PLEASE SIGN, DATE AND MAIL THIS GOLD PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

Pershing Square, L.P., Pershing Square II, L.P., Pershing Square IV Trade-Co, L.P., Pershing Square IV-I Trade-Co, L.P., Pershing Square International, Ltd., Pershing Square International IV Trade-Co, Ltd., Pershing Square International IV-I Trade-Co, Ltd., Pershing Square Capital Management, L.P., PS Management GP, LLC, Pershing Square GP, LLC and Pershing Square Holdings GP, LLC recommend a vote “AGAINST” Proposal 1, and “FOR” the election of each of the nominees listed in Proposal 2A and Proposal 2B.

Pershing Square makes no recommendation how to vote with respect to the Proposal 3 (ratification of Ernst & Young LLP as the independent registered public accounting firm), Proposal 4 (approval of performance measures available under the Target Corporation Long-Term Incentive Plan) or Proposal 5 (shareholder proposal regarding annual advisory vote on executive compensation).

PERSHING SQUARE RECOMMENDS A VOTE “AGAINST” PROPOSAL 1.

PROPOSAL 1: Company’s proposal to determine that the number of directors constituting the Board of Directors shall be 12.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PERSHING SQUARE RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 2A.

PROPOSAL 2A: To elect William A. Ackman, Michael L. Ashner, James L. Donald and Richard W. Vague as directors of Target Corporation.	FOR ☐ all nominees	WITHHOLD ☐ AUTHORITY for all nominees	FOR ALL EXCEPT ☐ NOMINEE(S) WRITTEN BELOW†

†	INSTRUCTIONS. If you do not wish your shares voted “For” a particular nominee, mark the “FOR ALL EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line in the box above. Your shares will be voted for the remaining nominee(s).

PERSHING SQUARE RECOMMENDS A VOTE “FOR” THE ELECTION OF RONALD J. GILSON.

PROPOSAL 2B: Assuming Proposal 1 is rejected by the shareholders, to elect Ronald J. Gilson as a director of Target Corporation.	FOR ☐	WITHHOLD ☐ AUTHORITY

PROPOSAL 3: Company’s proposal to ratify the appointment of Ernst & Young LLP as the Independent Registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 4: Company’s proposal to approve the performance measures available under the Target Corporation Long-Term Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 5: Shareholder proposal regarding annual advisory vote on executive compensation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature

Signature if held jointly

Dated:          , 2009

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer, giving full title. If a partnership, please signing partnership name by authorized person, giving full title.